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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NABORS INDUSTRIES LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual General Meeting of Shareholders &

2016 Proxy Statement

June 7, 2016

NABORS

NOTICE OF 2016 ANNUAL GENERAL
MEETING OF SHAREHOLDERS

Tuesday, June 7, 2016, 11 a.m. ADT
Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda

April 28, 2016

Fellow Shareholder:

On behalf of the Board of Directors (the "Board") of Nabors Industries Ltd. (the "Company"), we cordially invite you to attend the Company's 2016 annual general meeting of shareholders (the "meeting"). You are entitled to vote at the meeting if you were a shareholder of record at the close of business on April 8, 2016. This year, shareholders will consider the:

1.
Election of seven directors for a one-year term (Item 1);
2.
Approval and appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the year ending December 31, 2016, and authorization for the Audit Committee of the Board to set the independent auditor's remuneration (Item 2);
3.
Approval of the Company's 2016 Stock Plan (Item 3);
4.
A nonbinding, advisory "Say-on-Pay" vote regarding the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement (Item 4);
5.
A shareholder proposal regarding adopting a proxy access bye-law, if properly presented by the shareholder proponents (Item 5); and
6.
Such other business as may properly come before the meeting.

The Company's annual audited financial statements will also be presented at the meeting.

Further information regarding the meeting and the above proposals is set forth in the Proxy Statement. We are mailing most of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice"), rather than a paper copy of the Proxy Statement and the Company's 2015 Annual Report. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. We hope you will read the Proxy Statement and 2015 Annual Report and submit your proxy, or use telephone or Internet voting, prior to the meeting. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions.

On behalf of the Board and our management team, thank you for your continued support.

Sincerely yours,

ANTHONY G. PETRELLO
Chairman, President and Chief Executive Officer

April 28, 2016

Fellow Shareholder:

Since last year's annual general meeting of shareholders, the Board of Directors (the "Board") of Nabors Industries Ltd. (the "Company") and senior management have continued to focus on enhancing communications with shareholders and evaluating the Company's corporate governance and executive compensation programs. We engaged in extensive discussions with a number of institutional shareholders, which provided valuable insight into the rationale for voting outcomes from last year's meeting and the key governance priorities of shareholders. We also undertook important initiatives in light of the recent industry downturn to maintain the Company's ability to maximize long-term shareholder value and deliver on strategic business objectives, as well as to respond to shareholder feedback. During 2015, we:

  •
  Reduced by 10% the annual base salaries of our Chief Executive Officer, Chief Financial Officer and senior management for an interim period commencing January 1, 2015 through June 30, 2016, subject to renewal;
  •
  Reduced by 10% the annual cash retainer of nonemployee directors;
  •
  Rescheduled the annual grant of restricted share awards to nonemployee directors to occur shortly after the annual general meeting of shareholders, ensuring that such awards are granted only to directors for the current year;
  •
  Maintained our quarterly dividend to shareholders in the face of challenging market and economic conditions, resulting in a return to shareholders of $69.4 million, an increase of over 17% from 2014;
  •
  Repurchased 10.6 million of the Company's common shares for a total aggregate amount of approximately $99.6 million through a $400 million Board-authorized share repurchase program; and
  •
  Published our inaugural corporate sustainability report for the year ended December 31, 2014, enhancing existing disclosure on environmental, social and governance practices.

As I reported in the 2015 Proxy Statement, we successfully completed the merger of our Completion & Production Services business with C&J Energy Services, Inc. in March 2015 thanks to the proactive leadership and valuable efforts of our Chief Executive Officer, Chief Financial Officer and the rest of our management team. This noteworthy transaction exceeded the initial goal of the Board's strategic review process, resulting in increased liquidity for the Company with the receipt of $693.5 million in cash and a majority equity interest at closing as part of the consideration and transforming the Company into a pure-play global leader in drilling and rig services.

In addition, we delivered on significant strategic initiatives in 2015 with a focus on maintaining a solid financial position throughout the industry downturn. We enhanced our liquidity by increasing the borrowing capacity under our revolving credit facility by $750.0 million to a total capacity of $2.25 billion and extending its maturity to 2020. We also aggressively defended our margins by reducing our direct costs as activity and pricing fell, and achieved significant reductions in SG&A and capital spending in our continuing business with a total decrease of $85.6 million and $0.9 billion, respectively, as compared to 2014. With prospects for a continued unfavorable environment, we remain strategically focused on preserving capital and liquidity to generate free cash flow through 2016. For example, we began repurchasing outstanding debt in 2015, an effort we have redoubled in 2016. As a result of the Merger, we also streamlined our management structure and business operations to reflect our renewed focus as a drilling and rig services provider and capitalized on existing strengths by delivering value-enhancing technologies, including next-generation rigs, through prudent investments. With these strategies in place, we expect to emerge from the current environment with a strengthened competitive position and poised to take advantage of growth opportunities.

We remain committed to the values of effective corporate governance, which we believe are key to the Company's strong performance, and look forward to continuing the constructive dialogue with our shareholders and the successful execution of our strategic initiatives.

Sincerest regards,

JOHN YEARWOOD
 Lead Director

2016 Proxy Statement

PROXY SUMMARY

This summary provides highlights of information contained in this Proxy Statement. It does not contain all of the information that you should consider before voting. We encourage you to read the entire Proxy Statement. For more complete information regarding our 2015 performance, please read our 2015 Annual Report. The annual meeting will take place:

Date:	June 7, 2016	Place:	Fairmont Hamilton Princess Hotel
Time:	11 a.m. ADT		76 Pitts Bay Road Hamilton, Bermuda

Please vote your shares promptly, as this will save the expense of additional proxy solicitation. You may submit your vote by Internet, telephone, mail or in person. If you need assistance with voting your shares, please call Georgeson LLC at (888) 613-3524.

Visit the website listed on your proxy card/voting instruction form to vote via the Internet.	Call the telephone number on your proxy card/voting instruction form to vote by telephone.
Sign, date and return your proxy card/voting instruction form to vote by mail.	Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.

VOTING ITEMS AND BOARD RECOMMENDATIONS

Item		Votes required for approval	Board's voting recommendation	Page reference
Item 1	Elect directors	Plurality of votes cast	FOR	13
Item 2	Approve and appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2016 and authorize the Board's Audit Committee to set the independent auditor's remuneration	Majority of votes present	FOR	25
Item 3	Approve Company's 2016 Stock Plan	Majority of votes present	FOR	57
Item 4	Advisory vote regarding the compensation paid to the named executive officers	Nonbinding	FOR	65
Item 5	Shareholder Proposal: Proxy Access Bye-Law	Nonbinding	AGAINST	67

This Proxy Statement and our 2015 Annual Report are available electronically on our hosted website at www.edocumentview.com/NBR and accessible via the QR code at the right. The Notice and proxy materials are first being made available to our shareholders on or about April 28, 2016.

2016 Proxy Statement 1

DIRECTOR NOMINEES

You are being asked to vote on the directors listed below, which comprise all of our seven current directors. Detailed information about each director, including their background, skills and experience, can be found under "Corporate Governance—Director Nominees".

Name	Age	Director Since	Independent	Primary Occupation
James R. Crane	62	2012	Yes	Chairman and CEO of Crane Capital Group Inc.
John P. Kotts	65	2013	Yes	Private investor and entrepreneur
Michael C. Linn	64	2012	Yes	President and CEO of MCL Ventures, LLC
Anthony G. Petrello	61	1991	No	Chairman of the Board, President and CEO
Dag Skattum	55	2014	Yes	Vice Chairman, Europe, the Middle East and Africa of JP Morgan
Howard Wolf	81	2013	Yes	Attorney
John Yearwood	56	2010	Yes	Retired President, CEO and COO of Smith International, Inc.

BUSINESS HIGHLIGHTS

In 2015, we pursued initiatives to further streamline business operations and enhance long-term shareholder value. As a result, we were well positioned to manage the initial effects of the weakening environment experienced throughout the industry, resulting in solid financial liquidity maintenance and an enhanced competitive position as a high-performance driller and rig services provider. The Board's comprehensive strategic review process undertaken in 2013 aimed at unlocking long-term shareholder value and improving core operational performance resulted in our most notable achievement for 2015—the combination of our Completion & Production Services business with C&J Energy Services, Inc. ("C&J Energy") (the "Merger"). With the strong leadership of our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the rest of our management team, we accomplished our strategic objectives and more through this noteworthy transaction, improving our financial flexibility with the receipt of $693.5 million in cash at closing and transforming the Company into a pure-play drilling business with a continuing equity interest in a larger, more focused public company in the completion and production services space. In addition, we:

  •
  Achieved significant cost reductions, with a 20% decrease in SG&A to $337.7 million and a 50% decrease in capital spending to $877.5 million (in each case, excluding the impact of the historical Completion & Production Services business) compared to 2014;
  •
  Strengthened the technology portfolio of our Drilling and Rig Services business, most notably by the addition of a next-generation, fast-moving land rig, and deployed 17 state-of-the-art drilling rigs throughout the world;
  •
  Augmented the provision of complementary services to our traditional rig offering;
  •
  Achieved the best annual safety performance in our history with a total recordable incidence rate of 0.82 in 2015, which represents an improvement in safety performance of 50.6% over the last 5 years;
  •
  Ensured adequate liquidity during the industry downturn by expanding our borrowing capacity under our revolving credit facility by $750 million, effectively bringing its total capacity to $2.25 billion, with an extended maturity date of July 2020;
  •
  Reduced net debt by over 10% to under $3.4 billion, while maintaining a net debt to capital ratio of 0.44:1 in a declining market(1);
  •
  Right-sized and optimized the Company's financial and organizational structure in light of our renewed business focus and changing market conditions; and
  •
  Returned nearly $69.4 million in dividends to our shareholders in 2015, reflecting our commitment to delivering shareholder value.

(1)
The net debt to capital ratio is calculated by dividing (x) net debt by (y) net capital. Net debt is total debt minus the sum of cash and cash equivalents and short-term investments. Net capital is the sum of net debt plus shareholders' equity. The net debt to capital ratio is not a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies.
2 2016 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

We made the following changes to our corporate governance practices during 2015 and/or effective in 2016, reflecting our ongoing, constructive dialogue with shareholders and commitment to transparency and good governance:

  •
  Adopted a bye-law amendment that has the effect of disregarding broker non-votes in determining the results of matters submitted to shareholders for approval;
  •
  Published the Company's first corporate sustainability report for the year ended December 31, 2014 (the "2014 Corporate Sustainability Report") in order to enhance existing disclosure on environmental, social and governance practices;
  •
  Performed a review of the Company's existing proxy access policy ahead of the Board's scheduled review in 2017 in proactive response to the results of last year's annual general meeting of shareholders; and
  •
  Engaged in comprehensive development and succession planning to ensure long-term stability in the Company's key management positions.

CREATING SHAREHOLDER VALUE

As part of our commitment to generating shareholder value, we:

  •
  Maintained our quarterly dividend to shareholders of $0.06 per common share in the face of challenging market and economic conditions, returning $69.4 million to shareholders compared to $59.1 million in 2014; and
  •
  Executed share buybacks by purchasing 10.6 million of our common shares, at an average price of $9.44 per share, for a total aggregate amount of approximately $99.6 million during 2015.

In addition, we initiated efforts to unlock long-term shareholder value through the Merger, which was completed in March 2015 for a total consideration valued at approximately $1.4 billion (based on C&J Energy's share price on March 23, 2015), comprised of approximately 62.5 million common shares in the combined company C&J Energy Services Ltd. and approximately $693.5 million in cash at closing. We expect that our continuing equity interest in the larger, more focused public company will yield long-term benefits for our shareholders.

We will continue to identify and consider opportunities to increase returns to our shareholders in the future.

2016 Proxy Statement 3

COMPENSATION HIGHLIGHTS

The Compensation Committee strongly believes that executive compensation should be set at levels appropriate to attract and retain talented leaders and should be closely aligned to Company performance. Since 2011, we have significantly updated our compensation practices, including restructuring executive compensation to better align with business performance. For example, in 2014, we adopted a policy limiting severance payments to 2.99 times the sum of an executive's average base salary and bonus for 3 years prior to termination, formalizing an initiative already implemented in the CEO's new employment agreement in 2013.

In light of the worsening market conditions experienced since late 2014, the Board took proactive measures to reduce by 10% the annual base salaries of both our CEO and CFO from $1.75 million to $1.58 million and from $650,000 to $585,000, respectively, effective January 1, 2015. These reductions are effective until June 30, 2016 and are subject to renewal. Corresponding reductions were also made to the cash compensation of our Corporate Secretary, senior management and nonemployee directors. The Compensation Committee believes that these actions were necessary in light of the current challenging industry environment and consistent with the Company's overall compensation philosophy.

In addition, in 2014, we eliminated the CEO's automobile allowance in line with perquisite reductions across the Company, and, in 2015, we rescheduled the annual grant of restricted share awards to nonemployee directors to occur shortly after the annual general meeting of shareholders, ensuring that such awards are granted only to directors for the current year and not any directors who are retiring or otherwise not continuing in service.

What We Do:	What We Don't Do:
✓ Have oversight by independent Compensation Committee	✗ No excessive perquisites or perquisites without a specific business rationale
✓ Receive guidance from an independent compensation consultant	✗ No repricing of underwater stock options without shareholder approval
✓ Tie a majority of executive compensation to performance with specific, measurable financial and operational objectives	✗ No excise tax gross-ups in connection with a change-of-control, and it is our policy not to include any such tax gross-ups in any future executive officer agreements
✓ Subject some earned performance-based equity awards to further time-based vesting requirements	✗ No cash severance payments in the event of death, disability or termination for cause
✓ Require significant share ownership for our CEO and CFO
✓ Cap severance payments in our executive officer agreements
✓ Conduct annual say-on-pay advisory votes
4 2016 Proxy Statement

MANAGEMENT SHARE OWNERSHIP

Management share ownership remains an important mechanism in our executive compensation structure for aligning the interests of our executives with those of our other shareholders. Accordingly, we require our executives to maintain equity ownership in the Company based on acquisition-date value. As of the record date, our CEO owns more than 23 times the required equity value of 5x his base salary, and our CFO owns over 5 times his required ownership of 3x his base salary.

*
Excludes stock options and common shares for which the executive disclaims beneficial ownership. See "Corporate Governance—Beneficial Ownership of Company Common Shares."

Even with the significant decline in stock prices throughout our industry which commenced in the latter part of 2014 and has continued into 2016, the equity value of our CEO's shareholdings based on our share price as of the record date is $71.7 million, which is nearly 41 times his base salary or over 8 times his contractual requirement, and the equity value of our CFO's shareholdings based on our share price as of the record date is $6.0 million, which is over 9 times his base salary or over 3 times his contractual requirement. These figures also demonstrate the direct impact our executives' practice of holding shares for long periods of time has on pay alignment to Company performance.

2016 Proxy Statement 5

PROXY STATEMENT

Nabors Industries Ltd.
Crown House
4 Par-la-Ville Road
Second Floor
Hamilton, HM 08 Bermuda

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Nabors Industries Ltd. for the 2016 annual general meeting of shareholders (the "meeting"). In this Proxy Statement, "Nabors", the "Company", "we", "us" and "our" refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors.

We have retained Georgeson LLC 480 Washington Blvd., 26th Floor, Jersey City, New Jersey 07310, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay the expenses of this solicitation and preparation of proxy materials, which are expected to be approximately $40,000. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

ANNUAL GENERAL MEETING INFORMATION

We will hold the meeting at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda at 11:00 a.m. Atlantic Daylight Time on Tuesday, June 7, 2016, unless adjourned or postponed. Directions to the meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038.

Only record or beneficial owners of the Company's common shares may attend the meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver's license or passport. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF MATERIALS

Pursuant to the Securities and Exchange Commission (the "SEC") "notice and access" rules, we may furnish proxy materials, including this Proxy Statement and our 2015 Annual Report for the year ended December 31, 2015, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the "Notice"), which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. We believe that this makes the proxy distribution process more efficient, less costly and helps to conserve natural resources. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested.

The SEC permits a single set of annual reports and proxy statements or a notice of Internet availability of proxy materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders

6 2016 Proxy Statement

receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that shareholder will likely receive only one annual report and proxy statement or notice, as applicable, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate annual report and proxy statement or notice, as applicable, in the future, or if any such shareholder that elected to continue to receive such materials wishes to receive a single set of materials in the future, that shareholder should contact their broker or send a request to the Corporate Secretary at the Company's principal executive offices. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the annual report and proxy statement or notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

VOTING INFORMATION

Record date and quorum.    Shareholders of record at the close of business on April 8, 2016 (the "record date"), are entitled to vote on each matter voted on at the meeting. On the record date, 331,669,400 of the Company's common shares were outstanding, the holders of which are entitled to one vote per share on all matters. We have no other class of securities entitled to vote at the meeting. A majority of the common shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the meeting. Abstentions and withheld votes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name.    As an alternative to voting in person at the meeting, you may direct your vote for the meeting by telephone or via Internet, which saves the Company money, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed and signed proxy card. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instruction. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendation unless they lack the discretionary authority to do so.

Submitting voting instructions for shares held in street name.    If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange ("NYSE") member brokers may vote your shares on the approval and appointment of the Company's independent auditor and authorization for the Audit Committee to set the independent auditor's remuneration, which is a "discretionary" item. The election of directors, approval of the Company's 2016 Stock Plan, Say-on-Pay vote and consideration of shareholder proposal on proxy access are "nondiscretionary" items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals. If your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a "broker nonvote". Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted in determining the outcome of "non-discretionary" items. In other words, broker non-votes will have no effect on the proposal.

Withholding your vote or voting to "abstain".    You may withhold your vote for any nominee for election for director. Withheld votes will be excluded from the vote. On the other proposals, you may vote to "abstain". If you vote to "abstain", your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

Revoking your proxy.    You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the meeting to the Corporate Secretary in person or by courier at the address on the first page of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the meeting; or (3) actually voting in person at the meeting. Please note that merely attending the meeting will not, by itself, constitute a revocation of a proxy.

2016 Proxy Statement 7

Votes Required / Abstentions and Broker Nonvotes.    The following chart provides information on the votes required to elect a director or approve a proposal and the treatment of abstentions and broker nonvotes:

Voting Item	Vote Required to Elect or Approve	Treatment of Abstentions and Broker Nonvotes
• Election of Directors	Each director must receive a plurality of the votes cast; however, a nominee who does not receive the affirmative vote of a majority of the shares voted in connection with his election must promptly tender his resignation from the Board, which the Board will accept unless it determines that it would not be in the Company's best interests to do so.	No effect
• Independent Auditor	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; brokers may vote undirected shares
• Approval of Company's 2016 Stock Plan	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect
• Say-on-Pay; Shareholder Proposal	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on these items is nonbinding, but the Board will consider the results of the votes in making future decisions.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

CORPORATE GOVERNANCE

The Company's Board and management share an ongoing commitment to the highest standards of corporate governance. The Board reviews all aspects of our governance policies and practices, including the "Board Guidelines on Significant Corporate Governance Issues" (the "Governance Guidelines") and the "Code of Business Conduct", at least annually and makes changes as necessary. As part of this ongoing commitment, the Board has undertaken a review of its corporate governance practices against the framework of the Organisation for Economic Co-Operation and Development Principles of Corporate Governance and concluded that Nabors is compliant with such principles. The Governance Guidelines and the Code of Business Conduct along with all committee charters are available on the Company's website at www.nabors.com.

KEY GOVERNANCE TOPICS

Director Independence

The Governance and Nominating Committee conducts a review at least annually of the independence of each of the members of the Board and its committees and reports its findings to the full Board. As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate and are consistent with the independence requirements of the NYSE and are set forth in our Governance Guidelines available on our website at www.nabors.com. In addition to these standards, the Board also reviews each of the transactions, relationships and arrangements described under "Certain Relationships and Related-Party Transactions" below, as well as social and other relationships, in determining whether a director is independent.

The Board has determined that each director of the Board during 2015, other than our CEO, Mr. Petrello, is independent. The Board has also determined that each member of our Audit, Compensation and

8 2016 Proxy Statement

Governance and Nominating Committees meets the independence standards established for these committees by the NYSE.

For example, in February 2016, the Governance and Nominating Committee reviewed Mr. Crane's independence in light of his position as an executive officer of an investment management company (Crane Capital Group, or "CCG") that indirectly owns a majority interest in certain operating companies that provided transportation, logistic and electricity services to the Company during 2015 and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board's Governance Guidelines. In making its determination, the Governance and Nominating Committee considered that (1) the Company's aggregate payments for services to CCG, exclusive of contract carrier charges, were immaterial to both CCG and the Company and are expected to decrease for 2016, (2) Mr. Crane was not and is not involved in the commercial decisions of either the Company or CCG related to the provision of services to the Company, (3) the charges involved in a significant amount of the transactions either represent pass-through costs only or were determined by competitive bids, and (4) the transactions were in the ordinary course of business and conducted at arm's length. See "Corporate Governance—Certain Relationships and Related-Party Transactions".

Director Nominations

The Governance and Nominating Committee, in consultation with the CEO, recommends director candidates to the full Board. The Governance and Nominating Committee considers the entirety of each candidate's credentials and does not have specific minimum qualifications or requirements that nominees must meet. In addition to the selection criteria set forth under "Item 1: Election of Directors" below, the Governance and Nominating Committee gives consideration to industry background and specialized expertise in the context of the Company's needs as a whole. The Governance and Nominating Committee attempts to balance the composition of the Board to promote comprehensive consideration of issues and diversity of experience, race, gender and talent that is complementary to those of other Board members. The widely varying levels of industry experience among Board members reflect the Governance and Nominating Committee's strategy of balancing extensive industry knowledge with relevant experience in other businesses. The Governance and Nominating Committee has the authority to engage consultants, including search firms, to identify director candidates.

Shareholder Nominations and Proxy Access Policy

The Governance and Nominating Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the Governance and Nominating Committee for election at our 2017 annual general meeting of shareholders may do so by submitting in writing the candidate's name, together with the information described in the Board's "Policy Regarding Direct Candidates Recommended by Shareholders" available at www.nabors.com. In addition, shareholders beneficially owning more than 5% of the Company's outstanding shares for at least 3 consecutive years beginning on or after June 3, 2014 may nominate a single candidate for inclusion in the Company's proxy materials by following the procedures set forth in such policy (the "Proxy Access Policy"). Submissions to the Board should be delivered in person or by courier to the address on the first page of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, prior to April 8, 2017, but no earlier than March 9, 2017.

Shareholder Communications with the Board

Shareholders and other interested parties may contact any of the Board's directors, as a group or individually, committees, or nonemployee directors as a group, by writing to them at Nabors Industries Ltd., c/o Corporate Secretary. Communications should be delivered in person or by courier to the address on the first page of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda. Shareholder communications received in this manner will be handled in accordance with the Board's "Policy Regarding Shareholder Communications with the Board of Directors" which is available at www.nabors.com.

2016 Proxy Statement 9

Annual Meeting Attendance Policy

The Company encourages directors to attend the annual general meeting of the shareholders. Seven of the eight directors then comprising the full Board attended the 2015 annual general meeting of shareholders.

Executive Sessions of Nonemployee Directors

Our nonemployee directors, each of whom is independent, meet in executive session at each regular meeting of the Board, and any executive sessions convened by the Lead Director during the year, without the CEO or any other member of management present. The Lead Director presides over these executive sessions.

Board Leadership Structure

Our Governance Guidelines were modified in 2014 to provide for an independent chairman of the Board following the tenure of our current Chairman and CEO, Mr. Petrello, whose employment agreement provides that he will serve in both roles. Until such time, the Board believes that the current coupling of the chairmanship with an experienced, independent Lead Director creates an effective Board leadership structure for the Company. Accordingly, Mr. Yearwood continues to serve as our Lead Director, which he has done since 2011. The Lead Director's primary responsibility is to preside over executive sessions of nonemployee directors and to call meetings of the nonemployee directors as desirable. In addition, the Lead Director:

  •
  chairs certain portions of Board meetings;
  •
  serves as liaison between the Chairman and the nonemployee directors;
  •
  develops and approves, together with the Chairman, the agenda for Board meetings, adding agenda items where he deems appropriate; and
  •
  performs other duties delegated by the Board from time to time.

The Board believes that the Company's corporate governance and leadership structures, including the composition of the Board, its committees, and the presence of a strong Lead Director, provide effective independent oversight of the Board itself and management. Both the Chairman and Lead Director serve on the Board's Executive Committee, and any director may raise a matter for consideration by the Board. This past year, our Lead Director:

  •
  partnered with our Chairman and others in extensive communications with significant shareholders regarding governance matters; and
  •
  conducted numerous executive sessions of the independent directors.

The Board believes that Mr. Yearwood's extensive management experience in the industry and effective performance in the role of Lead Director qualify him to continue to serve in that capacity.

Board's Role in Risk Oversight

Our full Board is responsible for risk oversight and has designated the Risk Oversight Committee to provide assistance in fulfilling its oversight responsibilities with respect to the Company's processes and policies regarding risk assessment and risk management, including the Company's enterprise risk management, compliance and operational control activities. The Risk Oversight Committee is comprised of all nonemployee directors on the Board and meets on a quarterly basis to evaluate the Company's risk exposure and tolerance.

At each meeting, the Risk Oversight Committee receives information from management regarding a variety of matters, including operations, legal, regulatory, finance, risk management, internal audit, cyber-security, information technology, and strategy, as well as any material risks associated with each matter. In addition, the Risk Oversight Committee receives an update from the chairman of each of the Company's committees and in turn provides a comprehensive quarterly risk report to the Board. The Board has also adopted a procedure for employees and shareholders to report concerns about the Company's conduct, accounting, internal controls and other matters directly to certain members of the Board. In addition, the

10 2016 Proxy Statement

Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

CODE OF ETHICS

All of our employees, including our CEO, CFO and other senior executives and management, and our nonemployee directors are required to abide by our Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any amendments to or waivers from any provision of the Code of Business Conduct that apply to our CEO and CFO.

RESPONSE TO SHAREHOLDER CONCERNS

In making decisions regarding corporate governance issues, the Board considers shareholder opinions and input, which it obtains in several ways. One way is through advisory votes on shareholder and other proposals at our annual general meetings. In addition, our Chairman and Lead Director both maintain contact with a number of significant shareholders on key governance issues, including those related to executive compensation. Our other directors and certain members of management also participate in those discussions on occasion. Among other benefits, that continuous dialogue affords our directors deeper insight into shareholder concerns than is provided by a vote on individual topics, which enables a more effective response to issues of most importance to shareholders. Since the 2015 annual general meeting of shareholders, we have engaged in dialogue with 50 shareholders collectively holding over 70% of our outstanding shares. The Board considered input from these and other shareholders, as well as the level of support for each proposal, as part of its overall decision-making process on each issue raised and took actions consistent with many of the proposals. The table below summarizes the Board's response to each shareholder and other proposal presented at the 2015 annual general meeting of shareholders.

Proposal	2015 Vote	Company Response
Shareholder proposal to require the Company to prepare a sustainability report on environmental, social and governance issues	44.3%	While shareholder support remained low at the 2015 meeting, the Company undertook to publish its inaugural corporate sustainability report in order to enhance its existing disclosure on environmental, social and governance practices. A copy of our 2014 Corporate Sustainability Report can be found in the "Corporate Responsibility" section of our website.
Shareholder proposal to allow proxy access to shareholders who have held 3% of Company's shares continuously for 3 years	66.7%	Because the Company is now a member of the Russell 3000® index, where the overwhelming majority of companies do not have a proxy access policy, and the majority of the Company's peer group does not have a proxy access policy akin to the proposed policy, no action taken to change its Proxy Access Policy, which allows proxy access to shareholders who have held 5% of Company's shares continuously for 3 years.

		In addition, 2 of the 7 directors nominated for election this year were initially proposed by our then-largest shareholder. The Company has enhanced its disclosure with respect to those directors in this Proxy Statement.
Company proposal to amend the bye-laws to provide that all matters except director elections be calculated by majority of votes cast, excluding broker nonvotes	88.8%	In response to shareholder concerns, the Company submitted for approval a bye-law amendment to effect a policy in line with a shareholder proposal that received majority support at the 2014 meeting. The Company's proposal was approved by a large majority at the 2015 meeting.

2016 Proxy Statement 11

MEETINGS OF THE BOARD AND COMMITTEES

The Board met five times during 2015. The Board has six committees, which report their activities to the Board: (1) the Audit Committee, (2) the Compensation Committee, (3) the Executive Committee, (4) the Governance and Nominating Committee, (5) the Risk Oversight Committee and (6) the Technical and Safety Committee. Appointments to and chairmanships of the committees are recommended by the Governance and Nominating Committee and approved by the Board. Directors are expected to attend all meetings of the Board and committees on which they serve.

Each of our incumbent directors attended over 75% of all meetings of the Board and committees on which he served during 2015.

The following chart shows the membership and chairmanship of each Board committee and the number of meetings held by each committee of the Board during 2015.

	Audit	Compensation	Executive	Governance and Nominating	Risk Oversight	Technical and Safety
James R. Crane		X	X		X	Chairman
John P. Kotts	Chairman	X			X
Michael C. Linn		Chairman		X	X
Anthony G. Petrello			Chairman
Dag Skattum	X				Chairman
Howard Wolf				X	X	X
John Yearwood	X		X	Chairman	X	X
Number of Meetings	4	4	0	5	4	4

In addition, in 2015, the Audit Committee held two telephonic informational sessions.

Key Committee Responsibilities

The following table shows the key responsibilities of each Board Committee. The respective charters of each Board committee are available on our website at www.nabors.com.

Audit Committee

•

Oversees the integrity of our consolidated financial statements, system of internal controls, internal audit, financial risk management, and compliance with legal and regulatory requirements.

•

Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and preapproves audit and permitted nonaudit services.

•

Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.

•

After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.

•

Conducts information sessions in connection with the Company's quarterly earnings releases and other matters.

All members of the Audit Committee were determined to meet the independence, financial literacy and experience requirements of the NYSE. The Board has also determined that Messrs. Kotts, Skattum and Yearwood are "audit committee financial experts" as defined under SEC rules.
12 2016 Proxy Statement

Compensation Committee
• Reviews and approves the compensation of our executive officers and other senior leaders. • Oversees the administration of our equity-based compensation plans.
All members of the Compensation Committee were determined to meet the independence standards of the NYSE.

Executive Committee
• As necessary between meetings of the Board, exercises all power and authority of the Board overseeing the management of the business and affairs of the Company.

Governance and Nominating Committee

•

Identifies and recommends candidates for election to the Board.

•

Establishes procedures for the committee's oversight of the evaluation of the Board.

•

Recommends director compensation.

•

Reviews corporate governance policies annually.

•

Reviews and approves any related-party transactions involving directors and executive officers.

All members of the Governance and Nominating Committee were determined to meet the independence standards of the NYSE.

Risk Oversight Committee

•

Monitors management's identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company's business.

•

Reviews the integrity of the Company's systems of operational controls, regarding legal and regulatory compliance.

•

Reviews the Company's processes for managing and mitigating operational and enterprise risk.

Technical and Safety Committee

•

Monitors the Company's compliance with health, safety and environmental standards.

•

Reviews the Company's safety performance and strategic technology position.

•

Effective February 19, 2016, this Committee was renamed the "Technology and Safety Committee" to better reflect its mission.

ITEM 1: ELECTION OF DIRECTORS

Each of the directors elected at the meeting will serve a one-year term, expiring at the next annual meeting of shareholders or until such later time as such director's successor is duly elected and qualified. In connection with the 2015 annual general meeting, the Board voted to reduce the size of the Board to seven members upon the retirement of former director Dr. Lombardi. At the meeting, proxies cannot be voted for a greater number of individuals than seven.

2016 Proxy Statement 13

The directors standing for election have been nominated by the Board, upon the recommendation of the Governance and Nominating Committee, to serve until the 2017 annual general meeting, or until such later time as their successors are duly elected and qualified. Each of the nominees has agreed to serve as a director if elected, and we do not anticipate that any will be unable or unwilling to stand for election. If that were to occur, your proxy will be voted for another person nominated by the Board.

In identifying and recommending director nominees, the Governance and Nominating Committee places primary emphasis on the following criteria:

  •
  Reputation, integrity and independence (for nonemployee directors);
  •
  Judgment, age and diversity of viewpoints, backgrounds and experience, including gender and race;
  •
  Business or other relevant experience;
  •
  The extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of the other members of the Board will result in an effective board that is responsive to the Company's needs; and
  •
  For current directors, history of attendance at Board and committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Governance Guidelines, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the address on the first page of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

The Governance and Nominating Committee believes that each nominee should be evaluated on his or her individual merits, taking into account the needs of the Company and the composition of the Board, and therefore does not set specific, minimum qualifications that nominees must meet to be recommended to the Board. The Board identifies skills and qualifications that the Governance and Nominating Committee utilizes to determine that the director nominees are qualified to serve on our Board. Members of the Governance and Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in greater depth. The Governance and Nominating Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders, as described in our Governance Guidelines.

Over the past several years, the Governance and Nominating Committee has sought to add qualified new independent directors to provide fresh perspectives to the Board. In furtherance of this goal, in 2012 the Board removed the exemption previously applied to directors in office since 2002 from its policy against directors running for election after attaining age 72. Accordingly, former directors Dr. Lombardi and Messrs. Sheinfeld and Payne retired upon completion of their terms at the 2015, 2014 and 2013 annual general meeting of shareholders, respectively. Mr. Wolf has been nominated by the Board for re-election at this year's meeting despite this age limitation for several reasons: (1) he was initially nominated to the Board by our then-largest shareholder; (2) he has served on the Board for only three years, thus negating the "director entrenchment" concern underlying the policy; and (3) he has already indicated his intent to retire from the Board at the 2017 annual general meeting. Mr. Wolf had initially indicated his intent to retire at the 2016 annual general meeting, but stands for re-election at the request of the Board due to his strong oversight role and valuable contributions to the Company's strategic direction since his initial appointment in 2013. In addition, in June 2014, the Board added Mr. Skattum as director. Our largest shareholder at the time suggested that the Governance and Nominating Committee consider Mr. Skattum for nomination to the Board.

In the business descriptions that follow, except as otherwise noted, the companies for which directors have worked are not a parent, subsidiary or otherwise affiliated with the Company.

14 2016 Proxy Statement

DIRECTOR NOMINEES

James R. Crane Director since 2012 Age: 62	Chairman and CEO of Crane Capital Group Inc., an investment management company, since 2006.

Mr. Crane was Founder, Chairman and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ-listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. Crane Capital Group has invested in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 105 offices in 30 countries and Crane Freight & Cartage. Mr. Crane also led an investor group that in November 2011 purchased the Houston Astros. He holds a B.S. in Industrial Safety from Central Missouri State University and serves on the board of directors of Western Gas Holdings, LLC, a subsidiary of Anadarko Petroleum Corporation, as well as Cargojet Inc.

Mr. Crane's experience in marketing, logistics, global operations and creating shareholder value provide a valuable resource to the Board.

John P. Kotts Director since 2013 Age: 65	Mr. Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Mr. Kotts also operates a private investment fund focused on the trading of U.S. and international securities and other financial instruments. He also invests in real estate and private equities. Mr. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Mr. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of liftboat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of Mexico. Mr. Kotts previously served on the board of directors for C&J Energy Services Ltd. from March 2015 to September 2015. He holds a B.A. in Philosophy and an MBA in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School.

Mr. Kotts' industry background and knowledge, business acumen and financial expertise were the primary factors considered by the Board in deciding to appoint him as a director and nominate him for election to the Board.

Michael C. Linn Director since 2012 Age: 64	President and CEO of MCL Ventures, LLC, an oil, gas and real estate investment firm, since 2012. Director of LINN Energy, LLC ("LINN") since 2003.

Mr. Linn founded LINN, a NASDAQ-listed independent oil and natural gas company, in 2003. He served as LINN's Executive Chairman from January 2010 to December 2011, Chairman and Chief Executive Officer from June 2006 to January 2010, and President and Chief Executive Officer from March 2003 to June 2006. Mr Linn currently serves as a member of the National Petroleum Council and acts as a senior adviser to the board of directors of Quantum Energy Partners, LLC. He also serves on the board of directors of Black Stone Minerals, L.P. and Western Refining Logistics GP, LLC. Mr. Linn previously served on the board of directors of C&J Energy Services Ltd. from March 2015 to June 2015 and as Non-Executive Director and Chairman of the SHESEC Committee for Centrica plc, chairman and director of the Natural Gas Council, chairman of the Education Committee of the Independent Petroleum Association of America and director of the Natural Gas Supply Association. Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

Mr. Linn's broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board.

2016 Proxy Statement 15

Anthony G. Petrello Director since 1991 Age: 61	Chairman of the Board of Nabors and its subsidiary, Nabors Industries, Inc., since 2012 and director of each since 1991; Deputy Chairman of Nabors 2003-2012; President and CEO of Nabors and Nabors Industries, Inc. since 2011; President and Chief Operating Officer of Nabors and Nabors Industries, Inc. from 1991-2011. Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University. Mr. Petrello also serves as a director of Stewart & Stevenson LLC and Hilcorp Energy Company.

In addition to his operating functions, Mr. Petrello provides strategic planning initiative and direction enabling the Company to adapt and prosper in our dynamic competitive environment.

Dag Skattum Director since 2014 Age: 55	Mr. Skattum serves as Vice Chairman, Europe, the Middle East and Africa of JP Morgan since January 2015.

Previously, he served as Partner of TPG, a leading global private investment firm, based in London from 2007 until 2013. Prior to that, Mr. Skattum worked for JP Morgan for 21 years in a variety of roles in New York and London until his departure as Managing Director and Co-head of Global Mergers and Acquisitions in 2007. He currently serves on the board of Sonae SGPS S.A. in Portugal, the advisory board of the UAMS Myeloma Institute for Research and Therapy, Little Rock, Arkansas; the board of trustees of Allegheny College; and the International Board of Directors of Right To Play, a global organization leveraging sports and play to support children in troubled parts of the world. He received a B.A. in History from Allegheny College and an MBA from the Simon Graduate School of Business at the University of Rochester.

Mr. Skattum was nominated to the Board in June 2014 upon the recommendation to the Governance and Nominating Committee of our largest shareholders at the time. Mr. Skattum has derived valuable experience throughout his investment banking career working with a variety of different industries throughout the world and advising other boards.

Howard Wolf Director since 2013 Age: 81	Since 2004, Mr. Wolf has practiced law as a sole practitioner. He also invests in and serves on the boards of directors of various private companies.

Mr. Wolf is a former senior partner with the law firm of Fulbright & Jaworski L.L.P. where he practiced in the Corporate Department from 1959 until his retirement from the firm in 2003. He is the former Chair of the Committee on Securities and Investment Banking, and the Section on Corporation, Banking and Business Law of the State Bar of Texas. Mr. Wolf has also served on or chaired a number of public, private and charitable boards of directors—including Stewart & Stevenson and Offshore Logistics—and as a partner of various companies. He previously served on the board of Simmons & Company International, a private investment banking and securities firm specializing in the energy industry. He received a Bachelor of Business Administration and a J.D., with honors, from The University of Texas at Austin.

The Company initially nominated Mr. Wolf for election to the Board in 2013 pursuant to an agreement with our largest shareholder at the time. The Board is voluntarily nominating Mr. Wolf for re-election this year and has waived the age limitation set forth in the Governance Guidelines because he has served only three years and has already indicated his intent to retire from the Board at the 2017 annual general meeting. Mr. Wolf's extensive legal and business experience in the energy industry, as well as in corporate and securities matters, mergers and acquisitions, finance and international law, were the primary factors considered by the Board in deciding to nominate him for re-election to the Board.

16 2016 Proxy Statement

John Yearwood Director since 2010 Age: 56	Mr. Yearwood currently serves on the board of directors of Sabine Oil & Gas LLC (formerly NFR Energy LLC, which was a joint-venture subsidiary of the Company until 2012), Sheridan Production Partners, Barra Energia, Premium Oilfield Services, LLC, Foro Energy LLC, Dixie Electric LLC and Coil Tubing Partners LLC. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. ("Smith"). He was first elected to Smith's board of directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. Mr. Yearwood received a Bachelor of Science Honors Degree in Geology and the Environment from Oxford Brookes University in England.

Mr. Yearwood brings significant executive management experience in the oilfield services industry to the Board. His extensive industry knowledge, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have provided the basis for the extraordinary leadership and critical independent oversight Mr. Yearwood demonstrates as Lead Director.

OTHER EXECUTIVE OFFICERS

William J. Restrepo Age: 56	CFO of Nabors since March 2014. In this role, Mr. Restrepo has global oversight for finance and accounting, including the treasury, tax, risk management, internal audit and supply chain groups. He also works closely on Nabors' corporate development and investor relations initiatives.

Mr. Restrepo formerly served as Chief Financial Officer at Pacific Drilling S.A. from February 2011 to February 2014. He also previously served as Chief Financial Officer at Seitel from 2005 to 2009 and Smith from 2009 to 2010 until its merger with Schlumberger Limited. Prior to that, from 1985 to 2005, Mr. Restrepo served in various senior financial and operational positions for Schlumberger Limited, including operational responsibility for all product lines in the Continental Europe and Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international posts in Europe, South America and Asia. Mr. Restrepo serves on the board of directors of C&J Energy Services Ltd. since March 2015 and Probe Technology Services since September 2008. He also served as director of Platinum Energy Solutions, Inc. from 2012 to 2013. Mr. Restrepo holds a B.A. in Economics and an MBA, both from Cornell University, as well as a B.S. in Civil Engineering from the University of Miami.

Mark D. Andrews Age: 43	Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm's Mining and Resource Practice. Mr. Andrews holds a Bachelor of Business Administration degree from Wilfrid Laurier University and is also a Chartered Professional Accountant, Chartered Secretary and a CFA charterholder.

2016 Proxy Statement 17

NONEMPLOYEE DIRECTOR COMPENSATION

We believe it is essential to attract outstanding nonemployee directors and align their economic interest in the Company with other shareholders. We accomplish this through a combination of annual cash retainers and equity incentive awards. Our annual cash retainer is set at $100,000 for each nonemployee director; an additional $50,000 for the chairman of each committee (except the chairman of the Audit Committee, whose additional retainer is $100,000); and an additional $50,000 for the Lead Director. In recognition of the significant additional time commitment requested of committee members, the non-Chairman committee members of the Audit Committee and of all other committees (other than the Executive Committee) receive additional retainers of $20,000 and $10,000, respectively. No additional amounts are paid for attendance at Board and committee meetings. In light of recent market conditions and in line with management-driven initiatives to reduce costs, the Board reduced all cash retainer amounts by 10%, effective January 1, 2015. The annual cash retainer is paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options, in lieu of any cash payments, valued at the amount of the payment.

We also issue restricted shares to our nonemployee directors upon initial appointment or election to the Board, as well as annually, under our equity incentive plans. In 2015, each nonemployee director was awarded 15,000 restricted shares, which vest in three equal annual installments over a three-year period. The Board has historically believed that awarding directors a predetermined number of shares, rather than a nonfluctuating dollar value, better aligns directors' interests with those of our other shareholders. Consequently, the value of director compensation may vary from year to year. Overall director compensation relative to a peer group also fluctuates to the extent other directors in that peer group receive equity of a predetermined value. The Board considers those fluctuations in deciding whether to follow past practice with respect to equity grants and is currently reviewing this practice in light of current market, industry and peer group practices.

Beginning in 2015, we rescheduled the annual grant of restricted share awards to nonemployee directors, which historically occurred in the first quarter of each fiscal year, to be made shortly after the annual general meeting of shareholders, ensuring that such awards are granted only to shareholder-elected members for the current year and not to any directors who are retiring or otherwise not continuing as directors. In addition, directors who retire from the Board may maintain previously issued equity awards outstanding upon approval by the Governance and Nominating Committee.

18 2016 Proxy Statement

The following table sets forth information concerning total director compensation in 2015 for each nonemployee director.

2015 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Crane	153,000	226,950	0	0	0	0	379,950
John P. Kotts	0	226,950	198,000	0	0	0	424,950
Michael C. Linn	153,000	226,950	0	0	0	0	379,950
John V. Lombardi(5)	68,538	0	0	0	0	0	68,538
Dag Skattum	0	226,950	137,770	0	0	0	364,720
Howard Wolf	117,000	226,950	0	0	0	0	343,950
John Yearwood	216,000	226,950	0	0	0	0	442,950

(1)
Mr. Petrello, who was an employee of the Company throughout 2015, is not included in this table. His compensation is reflected in the Summary Compensation Table under "Executive Compensation" below.

(2)
The amounts shown in the "Stock Awards" column reflect the grant-date fair value of restricted share awards. On June 2, 2015, each nonemployee director then on the Board received an award of 15,000 restricted shares as part of his annual compensation. Each award is scheduled to vest ratably over three years. The grant-date fair value of the restricted share award is based on the Company's closing share price on the grant date, which was $15.13.

(3)
As of December 31, 2015, the aggregate numbers of outstanding restricted share awards held by nonemployee directors were: Mr. Crane—30,000 shares; Mr. Kotts—34,000 shares; Mr. Linn—30,000 shares; Dr. Lombardi—15,000 shares; Mr. Skattum—33,000 shares; Mr. Wolf—34,000 shares; and Mr. Yearwood—30,000 shares.

(4)
The amount shown in the "Option Awards" column reflects the grant-date fair value of stock option awards. The only stock option awards granted to nonemployee directors during 2015 were to Mr. Kotts and Mr. Skattum, who received them in lieu of one or more of their quarterly cash retainers. As of December 31, 2015, the aggregate numbers of stock options outstanding were: Mr. Crane—58,463; Mr. Kotts—79,853; Dr. Lombardi—28,704; and Mr. Skattum—48,198, all of which are fully vested.

(5)
Dr. Lombardi retired from the Board on June 2, 2015.
2016 Proxy Statement 19

BENEFICIAL OWNERSHIP OF COMPANY COMMON SHARES

Share Ownership of Directors and Executive Officers

We encourage our directors, officers and employees to own our common shares in order to align their interests with those of other shareholders. Ownership of the Company's common shares ties a portion of their net worth to the Company's share price and provides a continuing incentive for them to work toward superior long-term stock performance. We require our directors to own common shares valued at three times the annual cash retainer paid to nonemployee directors, in line with our peers.

As of April 8, 2016, Nabors had 331,669,400 common shares outstanding and entitled to vote. For purposes of the following table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any common shares that such person has the right to acquire within 60 days. The following table sets forth the beneficial ownership of common shares, as of April 8, 2016, by each of our current directors and named executive officers, both individually and as a group:

	Common Shares Beneficially Owned
Beneficial Owner(1)	Number of Shares	Percent of Total(2)
James R. Crane(3)	127,463	*
John P. Kotts(3)	274,837	*
Michael C. Linn	69,000	*
Anthony G. Petrello(3)(4)	10,394,479	3.11%
Dag Skattum(3)	104,095	*
Howard Wolf	75,000	*
John Yearwood	93,000	*
Mark D. Andrews(3)	35,138	*
William J. Restrepo	636,516	*
All Directors/Executive Officers as a group(3)	11,809,528	3.53%

*
Less than 1%

(1)
The address of each of the directors and executive officers listed is in care of the Company at the address shown on the first page of this Proxy Statement.

(2)
Based on the Company's total common shares outstanding as of April 8, 2016.

(3)
We have included in the table common shares underlying stock options that are vested or scheduled to vest within 60 days of April 8, 2016. For purposes of computing the percentage of shares held by the persons named above, such option shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of common shares underlying fully vested stock options, or those vesting within 60 days, included in the table are as follows: Mr. Andrews—6,143; Mr. Crane—58,463; Mr. Kotts—97,837; Mr. Petrello—2,450,153; Mr. Skattum—62,095; and all directors/executive officers as a group—2,674,691. Restricted share awards are considered outstanding shares and therefore are included in the table above regardless of vesting schedule.

(4)
The shares listed for Mr. Petrello include 310,236 shares owned by a charitable foundation for which Mr. Petrello has shared voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares.
20 2016 Proxy Statement

Share Ownership of Certain Beneficial Owners

The following table contains information regarding each person known to us to beneficially own more than 5% of our common shares as of April 8, 2016, based on Schedule 13G filings.

Beneficial Owner	Number of Shares	Percent of Total(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	21,870,539	6.6%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	21,029,158	6.3%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	20,513,269	6.2%

(1)
Based upon the Company's total common shares outstanding as of April 8, 2016.

(2)
Based on a Schedule 13G filed on January 27, 2016, BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 20,653,266 shares and sole dispositive power with respect to 21,870,539 shares.

(3)
Based on a Schedule 13G filed on February 10, 2016, The Vanguard Group and certain of its affiliates have sole voting power with respect to 211,877 shares, shared voting power with respect to 16,000 shares, sole dispositive power with respect to 20,817,881 shares and shared dispositive power with respect to 211,277 shares.

(4)
Based on a Schedule 13G filed on February 11, 2016, Morgan Stanley and certain of its affiliates have sole voting power with respect to 3,427,575 shares, shared voting power with respect to 562,546 shares and shared dispositive power with respect to 20,302,990 shares. With respect to 17,086,348 of those same shares, or 5.2% of total outstanding shares, and based on the same Schedule 13G, Morgan Stanley Smith Barney LLC has sole voting power with respect to 654 shares, shared voting power with respect to 562,546 shares and shared dispositive power with respect to 16,876,069 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. On December 11, 2015, an amended Form 4 was filed in connection with 149 common shares purchased by Mr. Crane as part of a non-Company-sponsored dividend reinvestment plan that were inadvertently omitted from a Form 4 originally filed on April 2, 2013. Just prior to the filing of the amended Form 4, the Company became aware that this transaction was not reported in the initial Form 4 filed in April 2013. To our knowledge, and based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us during 2015, and written representations from such persons that no other reports were required, we believe that all Section 16(a) filings required to be made by persons with respect to 2015 were timely filed.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The Board has adopted a written policy regarding the review, approval and ratification of "related-party transactions". A "related person" is defined under the applicable SEC rule and includes our directors, executive officers, beneficial owners of 5% or more of our common shares and each of their immediate family members. Under the written policy, our Governance and Nominating Committee, which is comprised entirely of independent directors, is responsible for reviewing and approving in advance all

2016 Proxy Statement 21

transactions involving any related party of the Company. In making its determination, the Committee must consider the fairness of the transaction to the Company and the potential impact of the transaction on the director's independence.

Mr. Crane, an independent director of our Board, is nonemployee Chairman and CEO of Crane Capital Group Inc. ("CCG"), an investment management company that indirectly owns a majority interest in several operating companies, some of which have provided services to the Company in the ordinary course of business, including transportation and international logistics and, through September 2015, electricity. In 2015, the Company's payments to the CCG companies totaled $33.7 million exclusive of contract carrier charges, a significant decrease from $89.1 million in 2014, which the Governance and Nominating Committee determined were immaterial to both CCG and the Company. In its determination, the Governance and Nominating Committee considered that:

  (1)
  the Company's aggregate payment for services to the CCG companies, excluding disbursements passed through at cost of $5 million, constituted less than 1.8% of the consolidated revenue of the CCG companies;
  (2)
  Mr. Crane was not and is not involved in the commercial decisions of either the Company or CCG related to the provision of transportation, logistics and electricity services to the Company;
  (3)
  all commercial transactions between the Company and CCG were and are conducted at arm's length and in the ordinary course of business and involve charges determined by competitive bids; and
  (4)
  the Company expects to make aggregate payments to the CCG companies during 2016 in amounts less than those paid in 2015.

The Governance and Nominating Committee and the Board considered the totality of the information and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board's Governance Guidelines. The Governance and Nominating Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG companies.

22 2016 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board. The charter is available on the Company's website at http://nabors.com/audit-committee-charter.

The Audit Committee is responsible for the oversight of the integrity of the Company's consolidated financial statements, the Company's system of internal controls over financial reporting, financial risk management, the qualifications and independence of the Company's independent registered public accounting firm (independent auditor), the performance of the Company's internal auditors and independent auditor, and the Company's compliance with legal and regulatory requirements. Subject to approval by the shareholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company's independent auditor.

The Audit Committee serves in an oversight capacity and is not part of the Company's managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company's system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company's internal control over financial reporting. The Company's independent auditor is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company's internal controls over financial reporting. PricewaterhouseCoopers LLP was the Company's independent auditor in 2015. The Audit Committee's responsibility is to oversee the financial reporting process and to review and discuss management's report on the Company's internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2015, the Audit Committee, among other things:

  •
  Reviewed and discussed the Company's quarterly earnings releases, quarterly reports on Form 10-Q and annual report on Form 10-K, including the consolidated financial statements and the report on internal controls;
  •
  Reviewed and discussed the Company's policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;
  •
  Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2015 and summaries of the significant reports to management by the internal auditors;
  •
  Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;
  •
  Reviewed and discussed with management their reports on the Company's policies regarding applicable legal and regulatory requirements;
  •
  Reviewed, updated and approved the Audit Committee's charter; and
  •
  Met with the independent auditor and the internal auditors in executive sessions.

The Audit Committee reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year ended December 31, 2015, the critical accounting policies that are set forth in the Company's annual report on Form 10-K, management's annual report on the Company's internal controls over financial reporting, and PricewaterhouseCoopers LLP's opinion on the effectiveness of the internal controls over financial reporting.

2016 Proxy Statement 23

The Audit Committee discussed with the independent auditor matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board ("PCAOB"), including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by PCAOB AU 380 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company's consolidated financial statements, including the disclosures related to critical accounting policies.

The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with the independent auditor its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company's annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company's interim condensed consolidated financial statements included in its quarterly reports on Form 10-Q, and its opinion on the effectiveness of the Company's internal controls over financial reporting were compatible with maintaining its independence.

The Audit Committee also reviewed and preapproved, among other things, the audit, audit-related, tax and other services performed by the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee's review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2015 be included in the Company's annual report on Form 10-K. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company's independent auditor for the year ending December 31, 2016, which it believes is in the best interest of the Company and/or shareholders, and is presenting that selection to shareholders for approval at the meeting.

Respectfully submitted,
THE AUDIT COMMITTEE John P. Kotts, Chairman Dag Skattum John Yearwood
24 2016 Proxy Statement

ITEM 2: APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION FOR THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR'S REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board to set the independent auditor's remuneration. At the meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2016 and to authorize the Audit Committee to set the independent auditor's remuneration. PricewaterhouseCoopers LLP or its predecessor has been our independent auditor since May 1987.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Preapproval of Independent Auditor Services

The Audit Committee preapproves all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chairman of the Audit Committee may preapprove permissible proposed nonaudit services that arise between committee meetings, provided that the decision to preapprove the service is reported to the full committee at the next regularly scheduled meeting.

INDEPENDENT AUDITOR FEES

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee preapproved all 2015 and 2014 services.

	2015	2014
Audit Fees	$4,570,143	$9,652,339
Audit-Related Fees	1,800	1,800
Tax Fees	892,487	37,893
All Other Fees	6,000	83,326
Total	$5,470,430	$9,775,358

Audit Fees for the years ended December 31, 2015 and 2014, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company, the audits of the Company's internal control over financial reporting and fees for audit services related to the Merger, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents, and accounting consultation attendant to the audit. The decrease in audit fees in 2015 compared to 2014 was primarily due to fees incurred for services rendered in connection with the Merger during 2014.

Audit-Related Fees for the years ended December 31, 2015 and 2014, respectively, include consultations concerning financial accounting and reporting standards.

Tax Fees for the years ended December 31, 2015 and 2014, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees for the years ended December 31, 2015 and 2014 respectively, include nonrecurring advisory services with respect to corporate process improvements, as well as market data research.

2016 Proxy Statement 25

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis ("CD&A") is intended to help you understand our executive compensation practices and decisions we made in 2015 relating to the named executive officers listed below (the "executive officers"). This CD&A supplements and should be read in conjunction with the tables and related narratives of this Proxy Statement.

Named Executive Officers
• Anthony G. Petrello, Chairman of the Board, President and CEO • William J. Restrepo, CFO • Mark D. Andrews, Corporate Secretary

Our Response to the Say-on-Pay Vote

Shareholders are invited to vote to approve, on a nonbinding, advisory basis, the compensation of our executive officers as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules.

In 2015, for the first year of our new performance-based compensation arrangement for our executive officers, shareholders voted in favor of our Say-on-Pay proposal. Our Lead Director, other directors and certain members of management have engaged in continuing dialogue with 50 shareholders collectively holding approximately 71.7% of our outstanding shares and received valuable feedback on various aspects of our executive compensation. We have continued to enhance certain portions of our compensation disclosure in this Proxy Statement and to take other significant actions to address shareholder concerns. We urge you to take the time to review our responses set forth in the table below.

Shareholder Concern	Company Response
Composition of Peer Group

•

Engaged in comprehensive review of peer groups with our new compensation consultant.

•

Eliminated exploration and production companies from our peer group.

•

Added more competitors to our peer group.

•

Added/retained large oilfield services companies with whom we compete for talent and enhanced disclosure in this Proxy Statement of the reasons for their inclusion.

•

Decreased median size (based on enterprise value) and CEO compensation of the companies in our peer groups.

•

Retained completion and production services companies in view of our sizable equity investment in C&J Energy Services Ltd. and its impact on our financial statements.

Rationale for Dual Peer Group Unclear	• Reverted to single peer group beginning in 2016.
Limited Transparency Regarding Performance Metrics For Prior Year

•

Provided more detailed disclosure on 2015 executive performance goals in this Proxy Statement, together with greater visibility to targets and thresholds.

•

Clarified link between performance goals and Company's long-term strategy in this Proxy Statement.

26 2016 Proxy Statement

COMPENSATION HIGHLIGHTS

The Compensation Committee continued to implement our compensation philosophy and goals by closely aligning the overall compensation of our executive officers with company performance and, in particular, shareholder value creation. Highlights of recent executive compensation actions taken include:

Linking Pay with Performance—We continued to tie executive compensation to the Company's short- and long-term business objectives which, for 2015, were specifically designed to continue streamlining our business operations and unlocking shareholder value. As a result, our executives delivered a number of value-enhancing achievements for 2015, including:

  •
  Streamlined and consolidated the Company's operating and financial structure to focus on our Drilling & Rig Services business, and eliminated over $85.6 million in sales, general and administrative expenses (inclusive of research & engineering expenses, "SG&A");
  •
  Enhanced our competitive position by bringing to market a new 1500 horsepower fast-moving land rig;
  •
  Capitalized on the Company's technological portfolio by augmenting the provision of complementary services to our traditional rig offering and growing our non-rig drilling services revenues on a per-rig year basis;
  •
  Maintained planned capital expenditures at 20% lower than target as well as obtained material reductions in supply chain expenses.

Peer Group Refinement—In light of the Merger, the Compensation Committee reviewed and adjusted the composition of the Company's peer groups to ensure the Compensation Peer Group was comprised of companies with whom the Company competes directly for executive talent and the Performance Peer Group adequately reflected, in the aggregate, the Company's competitors within the industry. In doing so, the Compensation Committee responded to shareholder concerns by integrating the two peer groups.

Reduction in Base Salaries—In light of the decline in industry conditions commencing during the latter part of 2014, the Company reduced by 10% the annual base salaries for our CEO, CFO and senior management for an interim period effective January 1, 2015 through June 30, 2016, subject to renewal. As a result, the reduced annual base salaries of our CEO and CFO are $1.575 million and $585,000, respectively.

OUR COMPENSATION PHILOSOPHY

Our executive compensation structure is designed to attract and retain exceptional talent and incentivize achievement of our strategic business goals, including maximizing long-term shareholder value.

Core Objectives

We have designed a compensation program for our executives that embodies these core objectives:

  •
  Increase shareholder value by aligning management's interests with the long-term interests of shareholders;
  •
  Attract, motivate and retain leaders who are critical to the success of our business;
  •
  Provide compensation that rewards performance and drives achievement of key financial and business objectives;
  •
  Maintain an appropriate balance between short- and long-term business goals; and
  •
  Limit perquisites and other non-performance based elements of compensation.
2016 Proxy Statement 27

Critical Leadership Retention

To ensure the delivery of long-term shareholder value and the sustainable growth of a business of our complexity and scope, we believe it is critical to employ leaders who can deliver results. To this end, we:

  •
  Provide our executive officers with appropriate and competitive individual pay opportunities and actual pay outcomes that reward superior corporate and individual performance;
  •
  Use a mix of cash and performance-based equity awards, measured by both financial and nonfinancial factors, to reward annual and longer-term business performance; and
  •
  Encourage retention through the use of various forms of deferred compensation, including in some cases time-vesting compensation awards.

SETTING EXECUTIVE COMPENSATION

The following committee, independent consultant and other resources play an important role in determining our executive compensation structure.

Compensation Committee

The Compensation Committee, which consists of three independent directors, performs the following compensation-related functions:

  •
  Oversees the compensation of our executive officers and other key executives comprising our senior leadership team;
  •
  Evaluates the performance of our CEO and reviews the performance of our other executive officers, drawing on its own judgment and observations and those of our CEO in evaluating the performance of such officers;
  •
  Administers our equity-based programs and reviews and approves all forms of compensation (including equity grants);
  •
  Sets financial and business measures and goals that are tied to Company's performance for long-term equity incentive awards;
  •
  Oversees employment agreements, including severance and change-in-control agreements, between the Company and the executives, including modifications and amendments thereto; and
  •
  Considers input from the Risk Oversight Committee and Audit Committee with respect to risk management considerations in evaluating performance objectives and incentives.

The Compensation Committee has discretion to decrease formula-driven awards or provide additional incentive compensation based on executive retention considerations. It also has discretion to provide additional incentive compensation in recognition of superior individual performance or extraordinary specific developments. To a lesser extent, the Compensation Committee exercises subjective judgment in making compensation decisions with respect to executive officers, primarily as to equity awards, when such officer's compensation is not determined pursuant to an employment agreement.

Independent Compensation Consultant

The Compensation Committee engaged Pearl Meyer & Partners ("Pearl Meyer") as its new independent consultant to assist the committee with its responsibilities as appropriate, by:

  •
  Providing advice, research and analysis on executive compensation trends and norms;
  •
  Reviewing and analyzing peer group information to assist with setting of executive compensation; and
  •
  Performing work as requested by and under the supervision of the Compensation Committee.
28 2016 Proxy Statement

Specifically, Pearl Meyer was engaged by the Compensation Committee to (1) provide advice with respect to the appropriateness and reasonableness of management bonuses for the Merger and (2) review our peer groups in light of the Merger and industry conditions and make recommendations regarding appropriate modifications.

The Compensation Committee analyzed any relationships Pearl Meyer had with the Company, members of the Compensation Committee, executive officers and management, and concluded that, after consideration of the specific factors identified by the SEC and the NYSE that affect the independence of compensation advisors, there were no independence or conflict-of-interest concerns related to Pearl Meyer.

Management

Certain of our executive officers and senior management provide input on business strategy and short-and long-term business objectives, which assists the Compensation Committee in establishing performance goals in connection with long-term components of our executive compensation program. In addition, the Compensation Committee consults with the CEO in setting the compensation of other executive officers upon their hiring with the Company and periodically thereafter as deemed appropriate by the Compensation Committee. The CEO also provides a subjective performance assessment of other executive officers, which is reviewed and considered by the Compensation Committee in determining each executive officer's performance and resulting compensation.

Market Referencing

We regularly consider market data for similarly situated executive officers in making compensation decisions for this group of executives.

What We Do:	What We Don't Do:
✓ Review executive compensation disclosures of peer companies and/or published compensation survey sources of industrial and finance companies generally	✗ Target individual elements of compensation or total compensation at a certain percentile within a peer group

✓

Review market information and/or survey data to understand how our aggregate executive compensation compares to competitive norms for attracting and retaining talented leaders and determining certain compensation elements

✗ Employ a peer group analysis in determining the compensation of our executive officers other than the CEO and CFO

COMPONENTS OF EXECUTIVE COMPENSATION

The Compensation Committee determined that each element of our compensation formula contributes to our overall compensation objectives and in the aggregate provides a reasonable and competitive compensation opportunity for each executive officer.

2016 Proxy Statement 29

Key Elements of Executive Compensation Structure

Our executive compensation program consists of three main components: annual base salary, a cash award under our Incentive Plan (as defined below) ("annual performance bonus") and long-term equity incentives.

An appropriate mix of these key components, which are discussed in more detail below, enables us to remain competitive within our industry while ensuring that our executive officers are appropriately incentivized to deliver shareholder value.

Other Compensation

The remainder of our executive compensation program includes other forms of compensation, which aim to encourage retention and provide a market-competitive suite of benefits:

  •
  Retirement Benefits—encourages retention and provides market-competitive accruals; and
  •
  Other Benefits & Perquisites—includes standard health and welfare benefit plans, capped severance protection, life insurance and other limited perquisites to address executive-level expectations and challenges.

Executive Compensation Mix

Our goal is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives. We achieve this by providing a mix of performance-based cash and equity awards designed to reward superior performance and achieve specific short- and long-term business objectives.

In 2015, over 80% of our CEO's target compensation, 75% of our CFO's target compensation, and over 41% of our other executive officers' target compensation was performance-based. The target allocation of 2015 compensation for our CEO and other executive officers is shown in the charts below.

CEO Target Pay Mix	CFO Target Pay Mix	Other Executive Officer Target Pay Mix

30 2016 Proxy Statement

HOW WE DETERMINE ANNUAL BASE SALARY

The Compensation Committee determines an appropriate level of base salary for our executive officers by taking into account a series of competitive and other factors and conducting a compensation comparison against a pre-selected compensation peer group (the "Compensation Peer Group"). The Compensation Committee makes this initial determination of base salary for each executive officer upon his or her hiring by the Company and periodically reviews its determination, as it deems appropriate, taking into account various factors, including the Company's performance, market data, industry conditions and shareholder feedback.

Competitive Factors

To determine an appropriate level of base salary, the Compensation Committee takes into account certain competitive factors, which sometimes include:

  •
  Compensation levels of similarly-situated executives of other drilling contractors and in the oilfield services sector;
  •
  Necessary levels of compensation to attract and retain highly talented executives from outside the industry; and
  •
  A newly hired executive's salary at his or her most recent place of employment.

Compensation Peer Group

For purposes of the compensation comparison for 2013-2015, the Compensation Peer Group was determined by the Compensation Committee, in consultation with BDO Seidman ("BDO"), its former independent compensation consultant, based upon the following criteria:

  •
  Significant competitor in the Company's lines of business;
  •
  Comparable size or complexity;
  •
  Competition for executive talent; and/or
  •
  Similar operations in the industry and market.

In determining the Compensation Peer Group, the Compensation Committee considered the complexities of running a company of our size and scope. Specifically, the committee recognized that no other company combined all of the Company's business lines at the time—drilling, completion services, production services, directional services and equipment manufacturing—with the diverse geographic and multi-faceted corporate structure that make the Company uniquely successful. As a result, the Compensation Committee looked to a number of sectors in our industry to identify companies that provide comparable management challenges, and with whom we compete for executive talent, for purposes of determining an appropriate peer group for executive compensation. The result was a selection of peers that, as a whole, appropriately represented the various aspects of our business and the level of significant skills and expertise required of executive management, both of which are relevant to the compensation comparison.

For 2015, the Compensation Committee determined that an appropriate peer group for purposes of compensation comparison should remain the same as for 2014:

Baker Hughes Incorporated	Diamond Offshore Drilling, Inc.
Ensco plc	Halliburton Company
Helmerich & Payne, Inc.	Noble Corporation plc
Rowan Companies plc	Schlumberger Limited
Transocean Ltd.	Weatherford International plc
ConocoPhillips	National Oilwell Varco, Inc.
Freeport-McMoran Inc.

2016 Proxy Statement 31

In light of the Company's transaction with C&J Energy and in response both to changes in our industry and shareholder concerns, the Compensation Committee in 2015 reevaluated the composition of our Compensation Peer Group and updated the peer group for purposes of compensation comparison in consultation with Pearl Meyer. The following changes, effective January 1, 2016, were made:

REMOVED: ConocoPhillips and Freeport-McMoran Inc.
The Compensation Committee determined that, because the majority of their revenue is derived from outside the Company's core businesses and their revenues are significantly larger than the Company's, these companies no longer serve as appropriate comparators for compensation or performance purposes.

ADDED: Atwood Oceanics, Inc., FMC Technologies, Inc., Patterson-UTI Energy Inc., and Superior Energy Services, Inc.
The Compensation Committee determined that both the core businesses and the revenues of these companies are in line with those of the Company.

RETAINED: Schlumberger Limited, Halliburton Company and Baker Hughes Incorporated
Although these companies are considerably larger than the Company, the Compensation Committee determined, in consultation with Pearl Meyer, that they share a strong business correlation with the Company, are considered direct competitors in one or more markets, and are among the Company's key competitors for executive talent. In particular, Schlumberger Limited has continued positioning itself as a direct competitor in the international rig market. Accordingly, the Compensation Committee determined that it was appropriate to retain them for purposes of both compensation and performance comparison purposes. In making this determination, the Compensation Committee considered the concern that the companies are outsized compared to the Company. The committee also considered several mitigating factors, including that these companies comprise a relatively small portion (19%) of the peer group; that even with their inclusion, the median enterprise value for the new peer group as of December 31, 2015 was $7.9 billion, which was 45% less than the existing peer group enterprise value of $14.4 billion as of the same date; and that even with their inclusion, the median CEO compensation for the new peer group for 2014 (the most recent available information) was $9.9 million, which was 9% less than the existing peer group median CEO pay of $10.9 million for 2014. The Compensation Committee concluded that the balancing of factors warranted their inclusion.

RETAINED: Ensco plc, Helmerich & Payne, Inc., Rowan Companies plc, Transocean Ltd., Diamond Offshore Drilling, Inc., Noble Corporation plc, Weatherford International plc, National Oilwell Varco, Inc.
The Compensation Committee determined that these companies all share one or more business focuses with the Company, are considered direct competitors in one or more markets, and are within a comparable size range. The Compensation Committee also considered as confirmatory the significant peer group overlap between Nabors and most of these companies.

The Compensation Committee does not target base salaries at a certain percentile within a peer group. Instead, it reviews market data from our Compensation Peer Group in order to understand how our executive officers' aggregate compensation compares to competitive norms.

2015 Annual Base Salary

Our CEO and CFO's annual base salary is determined by the Compensation Committee and reflected in each of their respective employment agreements. For 2015, Messrs. Petrello's and Restrepo's contractual salaries remained the same as for 2014: $1.75 million and $650,000, respectively.

In light of the decline in industry conditions commencing during the latter part of 2014, however, the Company reduced salaries for its executives by 10%, effective January 1, 2015. In conjunction with that initiative, our CEO and CFO, together with the Compensation Committee, agreed to reduce their salaries

32 2016 Proxy Statement

by 10% for an interim period ending on June 30, 2015, and subsequently continued that reduction through June 30, 2016.

This reduction is subject to renewal and does not affect the calculation or payment of any other components of executive compensation or ancillary benefits. Corresponding reductions were also made to the base salaries of our other executive officer (Mr. Andrews) and senior management.

HOW WE DETERMINE THE ANNUAL PERFORMANCE BONUS

Our annual performance-based cash bonus opportunity is directly tied to objective performance goals for the Company. Our Annual Incentive Bonus Plan (the "Incentive Plan"), approved by shareholders at the 2013 annual general meeting, governs this component of executive compensation and is designed to focus our executive officers on achieving specific performance measures and reward successful outcomes.

Annual Incentive Bonus Plan

The Incentive Plan advances our pay-for-performance philosophy by providing participants under the Incentive Plan with annual bonus incentive opportunities linked to the achievement of specific performance measures. The Incentive Plan is designed to:

  •
  Reinforce the Company's goal-setting and strategic planning process;
  •
  Recognize the efforts of its management in achievement objectives; and
  •
  Aid in attracting and retaining competent management, thus ensuring the long-range success of the Company.

At the beginning of each year, the Compensation Committee sets objective performance measures for the Company as a whole and establishes corresponding performance goals for each participant under the Incentive Plan, including our CFO and CEO. These performance goals may include one or more of the following for a given fiscal year:

  •
  Income before federal taxes and net interest expense;
  •
  Achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;
  •
  Completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;
  •
  Working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;
  •
  Sales or market share, total shareholder return, economic value added, or the growth in the value of an investment in the common shares assuming the reinvestment of dividends;
  •
  Earnings growth, revenues, expenses, share price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; and
  •
  Earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, or reduction in operating expenses.

In structuring the performance measures and goals, the Compensation Committee sets targets for achieving those goals:

  •
  Minimum threshold before any annual performance bonus can be earned;
  •
  Target award dollar amount to incentivize a specific desired performance level; and
2016 Proxy Statement 33

  •
  Maximum goal which sets an appropriate limit on the potential annual performance bonus that can be earned.

After the end of the fiscal year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the set annual performance goals.

Pursuant to their respective employment agreements, each of our CFO and CEO are assigned one or more financial or nonfinancial metrics by which their performance is measured for purposes of calculating their annual performance bonus for a given year. At the end of that year, the Compensation Committee evaluates each executive's performance against the applicable metric or metrics and determines their cash performance bonus based on the assigned threshold, target and maximum benchmark for that year. Any results between benchmarks are prorated in calculating the performance bonus.

2015 Annual Performance Bonus

CEO

Pursuant to his employment agreement, Mr. Petrello's annual performance bonus is targeted at base salary prior to the 10% reduction ($1.75 million for 2015) and capped at twice base salary ($3.5 million for 2015), subject to the achievement of one or more financial or nonfinancial performance goals, as determined by the Compensation Committee.

For 2015, Mr. Petrello's annual performance bonus targets were based on the Company's target for adjusted EBITDA, or operating cash flow, exclusive of the Completion & Production Services business(2), of $1.237 billion ("target adjusted EBITDA"). This metric was selected by the Compensation Committee to encourage generation of cash flow and to further strengthen the Company's ability to grow, improve our competitive position and encourage long-term shareholder return. In particular, adjusted EBITDA is a significant consideration used by analysts in evaluating the Company and is therefore a key driver of the Company's share price.

The Compensation Committee established the following targets for Mr. Petrello's annual performance bonus for 2015:

  •
  A minimum threshold of 70% of target adjusted EBITDA, or $866 million, with a payout of 70% of base salary at that level;
  •
  A target award of 100% of target adjusted EBITDA, or $1.237 billion, with a payout of 100% of base salary at that level; and
  •
  A maximum goal of 120% of target adjusted EBITDA, or $1.484 billion, with a payout of 200% of base salary at that level.

In the event actual performance falls between target levels, the annual performance bonus is prorated. In addition, adjustments to targets are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment. No adjustments to the CEO's targets were made for 2015.

In 2015, the Company's adjusted EBITDA was $1.132 billion, or 91.5% of target adjusted EBITDA. Because the Company's actual performance was between 70% and 100% of target adjusted EBITDA, the amount awarded was prorated, and the annual performance bonus awarded to Mr. Petrello was equal to 91.5% of his pre-reduction annual base salary for 2015. Accordingly, Mr. Petrello earned an annual

(2)
Throughout this Proxy Statement, the term "adjusted EBITDA" excludes EBITDA generated by the Completion & Production Services business. Adjusted EBITDA is computed by subtracting the sum of direct costs and SG&A from operating revenues. Adjusted EBITDA is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because we believe that these financial measures accurately reflect our ongoing profitability and performance. Please refer to our 2015 Annual Report for reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure.
34 2016 Proxy Statement

performance bonus of $1.602 million, a 4% reduction from his corresponding bonus in 2014 based on the same performance metric. For 2016, the Compensation Committee chose the Company's 2016 adjusted EBITDA objective and SG&A goal to determine 70% and 30% respectively, of the amount of Mr. Petrello's annual cash bonus, if any.

CFO

Pursuant to his employment agreement, Mr. Restrepo's annual performance bonus is targeted at base salary prior to the 10% reduction ($650,000 for 2015) and capped at twice base salary ($1.3 million for 2015), payable in cash and based upon the achievement of one or more financial or nonfinancial performance goals as determined by the Compensation Committee.

For 2015, Mr. Restrepo's annual performance bonus was based on the Company's targets for (1) adjusted EBITDA (weighted at 70%, such that the target bonus for the adjusted EBITDA portion was $455,000) and (2) SG&A (weighted at 30%, such that the target bonus for the SG&A portion was $195,000). These performance measures were selected by the Compensation Committee to mirror the CEO's target adjusted EBITDA goal, and to place additional emphasis on SG&A, the component of adjusted EBITDA most closely aligned to the CFO's responsibilities.

The Compensation Committee established the following targets for Mr. Restrepo's annual performance bonus for 2015:

For adjusted EBITDA:

  •
  A minimum threshold of 70% of target adjusted EBITDA, or $866 million, with a payout of 70% of the adjusted EBITDA portion of the bonus, or $318,500, at that level;
  •
  A target award of 100% of target adjusted EBITDA, or $1.237 billion, with a payout of 100% of the adjusted EBITDA portion of the bonus, or $455,000, at that level; and
  •
  A maximum goal of 120% of target adjusted EBITDA, or $1.484 billion with a payout of 200% of the adjusted EBITDA portion of the bonus, or $910,000, at that level.

For SG&A:

  •
  A minimum threshold of $348.3 million of SG&A, with a payout of 70% of the SG&A portion of the bonus, or $136,500, at that level;
  •
  A target award of $338.3 million of SG&A, with a payout of 100% of the SG&A portion of the bonus, or $195,000, at that level; and
  •
  A maximum goal of $328.3 million of SG&A, with a payout of 200% of the SG&A portion of the bonus, or $390,000, at that level.

In each case, if actual performance falls between target levels, the annual performance bonus is prorated. In addition, adjustments are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment. Adjustments were made in the SG&A calculation for 2015, solely for purposes of determining that portion of the CFO's annual performance bonus, to remove from the calculation severance costs attributable to the Company's reduction in workforce and the impact of the full consolidation of our prior joint venture in Saudi Arabia, both of which were not anticipated in setting the initial targets.

As noted above, the Company's adjusted EBITDA for 2015 was $1.132 billion, or 91.5% of target adjusted EBITDA. SG&A was $323.2 million, after deducting $9.3 million in unplanned severance costs and $6.3 million in SG&A resulting from the Saudi Arabia consolidation. Accordingly, Mr. Restrepo earned an annual performance bonus of $806,000 for 2015, comprised of $416,000 representing the adjusted EBITDA portion and $390,000 representing the SG&A portion. For 2016, the Compensation Committee again chose the Company's 2016 adjusted EBITDA objective and SG&A goal to determine 70% and 30%, respectively, of the amount of Mr. Restrepo's annual cash bonus, if any.

2016 Proxy Statement 35

LONG-TERM EQUITY INCENTIVES

Our long-term equity incentives are designed to reward achievement of corporate objectives and incentivize our executive officers to deliver strong long-term shareholder returns. The Compensation Committee supports a practice of providing long-term equity incentives that deliver above-average compensation if financial results and/or shareholder returns exceed expectations.

Our long-term equity incentives are designed to focus our executive officers on achieving and sustaining longer-term shareholder returns. Our TSR Share awards vest at the end of the relevant three-year measurement period based on the Company's share performance relative to its Performance Peer Group (described below) during that period. Our Performance Shares are awarded based on the individual's achievement of performance goals for that year, then vest over a three-year period. The following is a summary of the features of long-term equity incentives for our CEO and CFO:

TSR Shares	Performance Shares

•

Restricted common share awards

•

Vesting based upon the Company's performance relative to the Performance Peer Group over a three-year period

•

Minimum performance criteria apply before any TSR Shares vest

•

Subject to a maximum award amount

•

Restricted common share awards

•

Award amounts based upon the achievement of certain financial or operational objectives, as pre-determined by the Compensation Committee

•

Once awarded, subject to a further three-year vesting period

•

Minimum threshold applies before any amount can be earned

•

Subject to a maximum award amount

Performance Peer Group

For purposes of our TSR Share awards, the Compensation Committee, in consultation with its consultant at the time BDO, determined the Performance Peer Group for 2013-2015 by:

  •
  Eliminating from the Compensation Peer Group companies whose operations, although requiring similar management skills, were nevertheless not comparable to the Company's business lines and therefore did not provide a meaningful basis for measuring relative share performance; and
  •
  Adding other significant competitors in each of the Company's business lines to provide a comprehensive means for evaluating TSR.
36 2016 Proxy Statement

The resulting Performance Peer Group is comprised of companies that the Compensation Committee believes, as a whole, appropriately represent the composition of our business. In 2015, we had the following two business lines:

  •
  Drilling & Rig Services—comprised of our global land-based and offshore drilling rig operations and other rig services, consisting of equipment manufacturing, rig instrumentation, optimization software and directional drilling services; and
  •
  Completion & Production Services—comprised of our operations involved in the completion, life-of-well maintenance and plugging and abandonment of a well in the United States and Canada.

The Compensation Committee focused on our key competitors in each business line in determining appropriate comparators for assessing relative shareholder return. As a result, for 2015, our Compensation Committee selected the following companies for our Performance Peer Group based upon their comparable business activities:

Drilling & Rig Services	Completion & Production Services
Diamond Offshore Drilling, Inc.	Halliburton Company
Helmerich & Payne, Inc.	Baker Hughes Incorporated
Patterson-UTI Energy, Inc.	Weatherford International plc
Transocean Ltd.	ENSCO International Inc.
Noble Corporation plc	Key Energy Services, Inc.
Unit Corporation	Superior Energy Services, Inc.
Rowan Companies plc	RPC Inc.
National Oilwell Varco, Inc.*

*
Indicates that equipment manufacturing is determining factor for inclusion.

The Compensation Committee has discretion to adjust the composition of the Performance Peer Group and to set the threshold, target and maximum performance criteria to reflect current circumstances.

For TSR Shares granted in 2015, the target will be achieved if the Company ranks at the median of the Performance Peer Group for TSR during the period 2015 through 2017. If the Company ranks in the first quintile, TSR Shares will vest at the maximum level, and the Company must rank at least in the fourth quintile for any TSR Shares to vest (at 25% of maximum). Other rankings yield proportionate results. The percentage of maximum shares earned based on three-year TSR rank is shown in the table below:

TSR Rank	Percentage of Maximum Shares Earned

1, 2 or 3	100%

4 or 5	75%

6 or 7	60%

8 or 9	50%

10 or 11	40%

12 or 13	25%

14, 15 or 16	0%

Beginning in 2016, the Performance Peer Group will be adjusted to be the same as the Compensation Peer Group. The Compensation Committee made this decision in response to shareholder concerns and

2016 Proxy Statement 37

following the peer group review conducted by Pearl Meyer, in part as a result of the Merger. In addition to our primary and secondary competitors in drilling, rig services, and drilling technology, completion and production services companies remain in the Performance Peer Group because we retain a majority equity interest in C&J Energy Services Ltd., which in turn impacts TSR.

2015 TSR Share Awards

CEO

Pursuant to Mr. Petrello's employment agreement, the target number of TSR Shares that vest is valued at 150% of base salary on the first day of the measurement period. If the performance goals are achieved at maximum levels, then the maximum number of TSR Shares will be valued at twice that amount. The number of common shares granted is determined using the average daily closing price of our common shares on each of the 20 business days prior to the commencement of the measurement period. For the 2015 award, the maximum number of shares that may vest is 436,772, calculated by multiplying Mr. Petrello's salary on that date of $1.75 million by three, then dividing by the 20-day average closing price of $12.02.

Based on the Company's share performance through 2015, the Company's ranking for TSR Shares granted in 2013 was 8, which was the median of the peer group. Accordingly, the number of TSR Shares granted in 2013 that vested, as determined by the Compensation Committee in February 2016, was 176,967, which was at target, or 50% of maximum shares. Despite strong performance in 2013 with a TSR of 18.75%, the industry downturn that began in 2014 resulted in negative TSR for the three-year period for both the Company and most of our peer group. Although the Company's TSR for the performance period was at the median of our peer group, it was significantly higher than the oil and gas drilling composite index. The Company's current ranking for TSR shares granted in 2014 and 2015, is 8 and 10, respectively. Although vesting percentages are determined solely based upon the Company's relative TSR ranking at the end of the applicable three-year measurement period, if those measurement periods ended on December 31, 2015, the number of TSR Shares that would vest are 157,602 from the 2014 grant, at target level, and 174,709 shares from the 2015 grant, 80% of target (or 40% of maximum shares).

CFO

Pursuant to Mr. Restrepo's employment agreement, the target number of TSR Shares that vest is valued at base salary on the first day of the measurement period. If the performance goals are achieved at maximum levels, then the maximum number of TSR Shares will be valued at twice that amount. The number of common shares granted is determined using the average daily closing price of our common shares on each of the 20 business days prior to the commencement of the measurement period. For the 2015 award, the maximum number of shares that may vest is 108,153, calculated by multiplying Mr. Restrepo's salary of $650,000 by two, then dividing by the 20-day average closing price of $12.02.

Based on the Company's share performance in 2015, the Company's current ranking for TSR Shares granted in 2014 and 2015 is 8 and 10, respectively. Although vesting percentages are determined solely based upon the Company's relative TSR ranking at the end of the applicable three-year measurement period, if those measurement periods ended on December 31, 2015, the number of TSR Shares that would vest is 40,173 shares from the 2014 grant, at target level, and 43,261 shares from the 2015 grant, or 80% of target (or 40% of maximum shares).

38 2016 Proxy Statement

How We Develop the Criteria for our Performance Shares

The Compensation Committee pre-determines at the beginning of each performance cycle the specific financial and operational performance metrics for Performance Shares applicable to each executive officer in order to tailor long-term incentives to the specific goals and needs of the Company at such time.

The financial and operational objectives may include one or more of the following:

  •
  Earnings per share;
  •
  Earnings before interest expense, provision for income taxes, and depreciation and amortization expense;
  •
  Sales, general and administrative expenses;
  •
  Health, safety and environmental performance; and
  •
  Other identifiable strategic or operational targets

By design, the strategic or operational targets contain both objective and subjective components. The Compensation Committee specifically designs the goals to strategically position the Company for long-term success. These objectives may be the same or different than the objectives upon which the annual performance bonus under the Incentive Plan is based. In many cases, the goals can be met and evaluated on a subjective basis, but their success is incapable of objective measurement during the performance cycle. For example, development of an industry-changing technology may be a goal capable of achievement during the performance cycle, but may not generate significant revenue or returns until some future period. The Compensation Committee retains flexibility to determine the specific performance metric(s) for Performance Shares so that it may tailor these long-term incentives to the specific strategies of the Company as they evolve in our dynamic industry.

2015 Performance Shares

CEO

Pursuant to his employment agreement, Mr. Petrello has the opportunity to receive an award of Performance Shares for each fiscal year targeted at 200% of base salary, with a maximum award of twice that amount (400%), and subject to a minimum threshold before any award can be earned. For 2015, Mr. Petrello had four performance goals, with target set at achievement of two goals; threshold, one goal; and maximum four goals. His performance criteria for purposes of determining the number of Performance Shares earned were tied to initiatives related to streamlining our business operations and enhancing our strategic position.

The Compensation Committee chose criteria designed to incentivize continued focus on our renewed core businesses, enhance our market position as a global leader in drilling and rig services and strategically poise the Company for stable future growth in the eventual industry recovery. For example, a criterion aimed at streamlining and consolidating the new core business was developed in direct response to shareholder feedback and our business strategy to unlock long-term shareholder value and improve core operational performance.

In 2015, Mr. Petrello achieved his four performance goals by:

  •
  Streamlining and consolidating the Company's structure to focus on our core competency—drilling. Both the corporate structure and senior management structure were overhauled, and over $7 million in salary and benefits was eliminated among the CEO's direct reports and their direct reports alone. This goal supports the Company's overall strategy of reducing costs during the industry downturn;
2016 Proxy Statement 39

  •
  Enhancing the Company's competitive market position by bringing to market a new 1500 horsepower fast-moving land rig, designed for faster more efficient pad-to-pad rig moves, more advanced walking capabilities, and greater drilling efficiencies. This goal furthered the Company's strategy of leveraging technology to enhance its position in the industry;
  •
  Growing non-rig drilling services revenues on a per-rig year basis by 69% (more than double the goal of 30%) over 2014 levels. This goal furthered the Company's strategy of integrating its drilling services expertise into its commercial offerings, capitalizing on its technological prowess and market position; and
  •
  Formalizing a succession plan for key positions in the new corporate structure. This goal was designed to provide long-term sustainability of the Company's strategic growth plan.

Because Mr. Petrello achieved all of his 2015 performance criteria, the Compensation Committee approved a Performance Share award that vests over a three-year period, valued at 2x target, or $7 million. Pursuant to Mr. Petrello's employment agreement, the Compensation Committee agreed to grant him a Performance Share award of 1,083,591 shares, determined on February 19, 2016, based upon the average daily closing price of our shares on each of the preceding 20 business days. The shares are expected to be issued from the 2016 Stock Plan upon its approval.

The performance criteria associated with Performance Shares that can be earned by Mr. Petrello during 2016 are tied to initiatives related to streamlining and strengthening our business operations and organization, as well as enhancing our competitive market position.

CFO

Pursuant to his employment agreement, Mr. Restrepo has the opportunity to receive an award of Performance Shares for each fiscal year targeted at 100% of base salary, with a maximum award of twice that amount (200%), and subject to a minimum threshold before any award can be earned. For 2015, Mr. Restrepo had five performance goals, with target set at achievement of three goals; threshold, two goals; and maximum, five goals. His performance criteria in 2015 included objectives and other key performance goals similar to our CEO's, with even more focus on improvements in financial position. The Compensation Committee chose criteria with both objective and subjective criteria designed to incentivize continued focus on core businesses, capitalize on opportunities to deliver savings and improvements in our financial, tax and accounting functions and achieve capital and cost reductions in line with challenging industry conditions. Specifically, Mr. Restrepo's performance goals were designed to maintain the strength and flexibility of the Company's balance sheet, as well as liquidity in the continuing market downturn.

In 2015, Mr. Restrepo achieved all of his five performance goals by:

  •
  Restructuring the Company's corporate structure in line with operational streamlining;
  •
  Developing a plan to optimize the Company's tax position;
  •
  Consolidating accounting functions to reduce materially both costs (20% overall; 35.5% based on a fourth-quarter run rate) and headcount (23%) and to improve financial reporting quality;
  •
  Obtaining a material reduction ($56 million) in addressable supply chain spend, with additional projected savings of $26 million through the first half of 2016 based upon actions taken in 2015; and
  •
  Maintaining planned capital expenditures at $780 million, nearly 20% lower than the goal of $975 million.

As a result, the Compensation approved a Performance Share award for Mr. Restrepo that vests over a three-year period, valued at 2x target, or $1.3 million. Pursuant to Mr. Restrepo's employment agreement, the Compensation Committee agreed to grant him a Performance Share award of 201,238 shares, determined on February 19, 2016, based upon the average daily closing price of our shares on each of the

40 2016 Proxy Statement

preceding 20 business days. The shares are expected to be issued from the 2016 Stock Plan upon its approval.

The performance criteria associated with Performance Shares that can be earned by Mr. Restrepo during 2016 are tied to initiatives related to streamlining our business operations and strengthening our financial position.

2015 Special Bonus

The transaction with C&J Energy, which was developed and spearheaded under the leadership of Mr. Petrello, Mr. Restrepo, and the rest of our management team, exceeded the initial goal of our strategic review process, which was focused on optimizing the value of the completion services business only. It resulted in increased liquidity for the Company with the receipt at closing of $693.5 million in cash and the transformation of the Company into a pure-play drilling and rig services global leader. In addition, we retained a continuing equity interest in the combined company, C&J Energy Services Ltd., which allows us to continue to participate in the completion and production services market.

In significant corporate transactions such as this one, management personnel instrumental in the development and execution of the transaction are often awarded a special bonus. In fact, the management team of C&J Energy was awarded bonuses at the consummation of the transaction that were overwhelmingly approved by shareholders as part of their approval of the Merger. The Compensation Committee, in consultation with Pearl Meyer, determined that a similar special bonus program should be implemented for the Company's key management personnel, including Messrs. Petrello and Restrepo. In addition to the size and significance of the Merger to the Company's strategic goals, the committee also considered that consummation of a transaction involving the completions services portion of the business had been a performance goal for 2014 for Messrs. Petrello and Restrepo, but that no bonus had been awarded with respect to that goal because the larger transaction (involving both the completions and production services businesses) had not been consummated by the time bonus determinations were made.

In consultation with Pearl Meyer, and in line with similar bonus structures both at C&J Energy and in other comparable transactions, the Compensation Committee determined in April 2015 to pay bonuses to Messrs. Petrello and Restrepo in the form of both cash and restricted shares valued at $14.0 million and $1.9 million, respectively. The primary goals of the transaction incentive were to reward the significant contribution made by the individuals in executing this transformative transaction, to ensure proper focus on transition execution, and to maximize the value of the transaction for shareholders. In developing and evaluating the transaction bonus structure, Pearl Meyer and the Compensation Committee considered both the size of the total proposed bonus pool in relation to the value of the total transaction, the size of the bonus in relation to each executive's compensation, and the proportion of the bonus to the corresponding bonus awarded both to C&J Energy executives and in other similar transactions. The Committee also considered that the bonuses were less than or equally proportionate to those awarded to C&J Energy executives, which were disclosed, recommended by proxy advisory services such as Institutional Shareholder Services, and approved by the C&J Energy shareholders in the transaction. Mr. Petrello received $6.1 million in cash and $7.9 million in restricted shares that vest over three years. Similarly, Mr. Restrepo received $1.0 million in cash and $875,000 in restricted shares with the same vesting period.

2016 Proxy Statement 41

OTHER EXECUTIVE OFFICERS

We provide incentives to our other executive officers in two categories:

The Compensation Committee balances the goals of rewarding past performance and incentivizing future performance and retention in determining the amount and form of these incentives. Through our annual performance bonus and long-term equity incentives, we link individual awards to both Company and individual performance.

Annual Performance Bonus

Annual performance bonuses are not guaranteed. As previously discussed, the annual performance bonus is paid out of our Incentive Plan. Generally, the Compensation Committee determines the amount available for annual performance bonuses based upon the achievement of financial and operational objectives of the Company as a whole and the individual business unit or corporate department. Bonuses are then allocated based upon individual performance. As with awards to our CEO and CFO, the annual performance bonus is subject to a minimum threshold, target and maximum payout based upon:

Other targets are selected based upon the specific goals and needs of the Company at any given point in time. Our other executive officers' annual performance bonuses for 2013-2015 are reported in the Summary Compensation Table below under the "Bonus" and "Non-Equity Incentive Plan Compensation" columns, as applicable.

42 2016 Proxy Statement

Long-Term Equity Incentives

The Compensation Committee determines long-term incentive equity awards for the other executive officers and senior leadership team as a multiple (generally 1x to 2x) of the annual performance bonus, based upon a subjective evaluation of the executive's performance. This subjective evaluation allows for consideration of the executive officer's contributions to the Company's performance, whether or not encompassed in financial and operational criteria. Because the future value of those awards is inherently subject to the risk of future share performance, the Compensation Committee typically provides for time-vesting of those awards to encourage retention. The grant-date values of long-term equity incentives granted to our other executive officers in 2015 are reported in the Summary Compensation Table below under the "Stock Awards" column.

For 2015, long-term equity incentives were determined by multiplying the value of the annual performance bonus amount by a multiple determined for the applicable executive based upon his or her position and performance. Our executive officers received an equity award based on the resulting value.

For example, Mr. Andrews earned an annual performance bonus of $60,000 for 2015 based upon the Company's overall performance and his performance against specific goals. He also received a long-term equity incentive award in the form of restricted shares, the number of which was determined by applying a multiplier of 1.25 to his annual performance bonus and dividing the product by the value of our shares on the grant date. Based on this calculation, he was granted 10,901 shares of restricted shares, with restrictions lapsing ratably over four years.

Equity Award Policy

The Company has established a Stock Option/Restricted Share Award Policy that applies to the grant of long-term equity incentive awards to all employees, including our executive officers. Here is how this policy works in practice:

  •
  The policy does not restrict the timing of awards, although the Compensation Committee typically makes awards to our executive officers and senior leadership at its first meeting each year, which usually occurs in February following publication of our annual results.
  •
  The Compensation Committee delegated authority to the CEO, subject to predetermined caps, to approve equity awards to employees at other times during the year, such as in connection with
2016 Proxy Statement 43

    new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees.

  •
  All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting. In connection with the appraisal review and compensation adjustment process for 2015, the CEO was delegated authority to grant up to an aggregate of 700,000 restricted shares to employees.

RETIREMENT BENEFITS

Retirement Plans

Our executive officers are eligible to participate in the following retirement plans:

  •
  401(k) Plan—a tax-qualified defined contribution plan, which covers substantially all our employees; and
  •
  Deferred Compensation Plan—a nonqualified deferred compensation plan, which allows certain employees to defer an unlimited portion of their cash compensation and receive Company-matching contributions.

Collectively, these plans facilitate retention and provide our executive officers an opportunity to accumulate assets for retirement.

Executive Plan

Messrs. Petrello and Restrepo are also eligible to participate in the Executive Deferred Compensation Plan (the "Executive Plan").

Pursuant to Mr. Petrello's employment agreement, and at the end of each calendar quarter through the first quarter of 2019, the Company credits $300,000 to an account for Mr. Petrello under this plan. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when (1) he reaches age 65 or (2) earlier (a) when he reaches age 62, to the extent of any quarterly contributions in excess of $250,000, together with accumulated deemed earnings thereon or (b) upon termination of employment for any reason other than cause, but will be forfeited upon his earlier termination of employment for cause. Mr. Petrello will forfeit his account balance under this plan upon termination of employment for cause.

Mr. Restrepo is also eligible to participate in the Executive Plan on the same basis as other senior leaders. The Compensation Committee elected to credit $400,000 to Mr. Restrepo's account under the Executive Plan in 2015.

Information regarding our Deferred Compensation Plan and Executive Plan, as well as the terms of their participation, can be found under "2015 Nonqualified Deferred Compensation" below.

OTHER BENEFITS AND PERQUISITES

All of our employees, including our executive officers, may participate in health, pension and welfare benefits plans on the same basis as other employees and may receive special bonuses from time to time as determined by the Board. Our executive officers may also receive company-sponsored club memberships as part of their overall compensation package. In addition, Messrs. Petrello and Restrepo receive additional benefits under the terms of their respective agreements, as described below. In 2014, we eliminated the CEO's automobile allowance in line with perquisite reductions across the Company.

44 2016 Proxy Statement

Severance Protection

Severance protection, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we have provided such protection for Messrs. Petrello and Restrepo.

Mr. Petrello's and Mr. Restrepo's employment agreements each provide for severance payments in the event the agreement is terminated (i) by the Company prior to the expiration date of the agreement for any reason other than for cause, including in connection with a change in control, or (ii) by the executive for constructive termination without cause, including in connection with a change in control, each as defined in their respective employment agreement.

Under Mr. Petrello's agreement, termination within twelve months of a change in control (as defined in the agreement), including by voluntary resignation, is considered a constructive termination without cause. Under Mr. Restrepo's agreement, termination within twelve months of a change in control (as defined in the agreement) qualifies as a constructive termination only under circumstances that otherwise qualify as constructive termination (not including voluntary resignation) under the agreement. The executive officer would have the right to receive within 30 days of a termination without cause or constructive termination without cause, including in connection with a change in control, 2.99 times the average sum of his base salary and annual performance bonus during the three fiscal years preceding the termination. The cap on the annual performance bonus opportunity beginning in 2013 serves to reduce the potential severance benefit in the future.

Mr. Petrello's and Mr. Restrepo's employment agreements also provide that, in the event of a termination without cause or constructive termination without cause, including in connection with a change in control, (a) TSR Shares previously granted would be deemed earned at target; (b) earned Performance Shares would immediately vest; and (c) for Mr. Petrello, Performance Shares for the year of termination would be deemed earned at maximum levels.

Additional information regarding severance benefits is included in the table under "2015 Potential Payments Upon Termination or Change in Control" below.

Death, Disability and Certain Terminations

Mr. Petrello's and Mr. Restrepo's employment agreements also provide that, upon death, disability, termination without cause, or constructive termination without cause, he would receive (a) any unvested stock options and restricted shares outstanding (except for TSR Shares), which will immediately and fully vest; (b) any amounts earned, accrued or owing to him but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites); (c) continued participation in medical, dental and life insurance coverage; and (d) certain perquisites and other or additional benefits in accordance with our applicable plans and programs, including distribution of account balances under the Company's Executive Plan.

In addition, under the agreements, (a) any unvested TSR Shares at the time of termination for these reasons will vest at target levels; and (b) for Mr. Petrello, any unearned Performance Shares will be deemed earned at the maximum level (in the case of death or disability, on a pro rata basis). The Compensation Committee provided for the vesting of outstanding restricted shares, including Performance Shares, and outstanding stock options because in each instance those awards have already been earned based upon performance at the time of grant.

2016 Proxy Statement 45

Life Insurance and Other Perquisites

In addition to salary and bonus, Mr. Petrello receives group life insurance, various split-dollar life insurance policies, reimbursement of expenses, and various perquisites (including personal use of company aircraft). Premium payments under the split-dollar life insurance policies were suspended in 2002. Under Mr. Petrello's employment agreement, the Company is obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to Mr. Petrello equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force. Mr. Restrepo also receives group life insurance, reimbursement of expenses and various perquisites available to other senior leaders.

TERM OF EMPLOYMENT

Mr. Petrello's current employment agreement provides for an initial term of five years, through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to Mr. Petrello, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a constructive termination without cause. Neither Mr. Petrello nor the Company has provided notice of termination.

Mr. Restrepo's employment agreement provides for an initial term through 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination one year prior to such anniversary. Such notice by the Company does not constitute a constructive termination under Mr. Restrepo's agreement. Neither Mr. Restrepo nor the Company has provided notice of termination.

SHARE OWNERSHIP POLICY

We encourage our executive officers to own the Company's shares to further align their interests with those of other shareholders.

Mr. Petrello's employment agreement requires that he own Company common shares with a minimum acquisition value of five times his base salary. As noted in the table under "Corporate Governance—Beneficial Ownership of Company Common Shares", Mr. Petrello owns 10,394,479 common shares (inclusive of vested but unexercised stock options) as of the record date, which represent over 3.11% of our outstanding common shares and over 23 times the required minimum ownership.

Mr. Restrepo's employment agreement requires that he own Company common shares with a minimum acquisition value of three times his base salary. As noted in the table under "Corporate Governance—Beneficial Ownership of Company Common Shares", Mr. Restrepo currently owns 636,516 common shares and over 5 times the required minimum ownership.

None of our other executive officers in 2015 were subject to a minimum share ownership requirement during that year.

"Acquisition value" for purposes of our share ownership requirement means, for shares, the market closing price on the date of grant or purchase. For stock options, it means the Black Scholes value on the date of grant. Acquisition value was chosen by our Compensation Committee as an appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method.

46 2016 Proxy Statement

RISK ASSESSMENT

The Compensation Committee continues to review with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short- and long-term performance horizons used in connection with incentive awards, to ensure that these arrangements do not encourage our executives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986 (as amended, the "Code") limits to $1 million the amount of compensation that we may deduct in any year with respect to any of our executive officers, other than the chief financial officer. Certain performance-based compensation approved by shareholders is not subject to the limit. At our 2013 annual general meeting, shareholders approved the Incentive Plan, the purpose of which was to provide us the flexibility to grant annual cash incentive bonuses to our executive officers that could qualify as performance-based compensation under Section 162(m) of the Code. Although we intend to take reasonable steps to obtain deductibility of compensation, we reserve the right not to do so in our judgment, particularly with respect to retaining the service of our executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for 2015 was comprised of Messrs. Linn (Chairman), Crane and Kotts, all independent directors. None of these directors has ever served as an officer or employee of the Company or participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC's proxy rules, except above under "Certain Relationships and Related-Party Transactions". No executive officer of the Company serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the CD&A provided above. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company's annual report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted,
THE COMPENSATION COMMITTEE Michael C. Linn, Chairman James R. Crane John P. Kotts
2016 Proxy Statement 47

2015 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Anthony G. Petrello	2015	1,580,077	6,125,000	16,863,656	0	1,602,000	150,663	1,342,206	27,663,602
Chairman of the Board,	2014	1,750,000	0	9,816,826	0	1,664,250	131,975	1,431,652	14,794,703
President and CEO	2013	1,700,000	0	18,686,961	0	1,479,000	32,460	46,347,766	68,246,187
William J. Restrepo	2015	587,000	1,042,500	2,537,236	0	806,000	6,182	422,418	5,401,336
CFO	2014	525,000	0	6,053,128	0	618,250	0	1,131	7,197,509
Mark D. Andrews	2015	197,320	0	75,000	0	60,000	0	88,042	420,362
Corporate Secretary	2014	210,000	65,000	75,000	0	0	0	86,674	436,674
	2013	200,000	60,000	65,000	0	0	0	84,182	409,182

(1)
A portion of Mr. Petrello's contractual salary is deemed to include payment for his service as a director of the Company. In 2015, Messrs. Petrello and Restrepo both agreed to reduce their salaries by 10% in light of the difficult market conditions. For 2014, the amount in this column for Mr. Restrepo pertains to salary earned from March 3, 2014, the date on which Mr. Restrepo commenced employment with the Company, through December 31, 2014.

(2)
In 2015, each of Mr. Petrello and Mr. Restrepo received a special cash bonus in recognition of their leadership and role in the Merger. See "—Compensation Discussion and Analysis—Long-Term Equity Incentives—2015 Special Bonus".

(3)
Except as otherwise described below, the amounts shown in this column reflect the value of restricted share awards based on the grant-date closing price of our common shares.

For Mr. Petrello, the amount for 2015 includes the grant of maximum TSR Shares eligible to vest in 2018, the grant of Performance Shares based on 2014 performance, and the equity portion of the special bonus Mr. Petrello received in connection with the Merger. Pursuant to Mr. Petrello's employment agreement, the number of TSR Shares granted was determined using the average daily closing price of our shares on each of the 20 business days prior to January 1, 2015. The grant-date fair value of the TSR Share awards of $3,787,224 was determined based on a Monte Carlo model, using the assumptions detailed in Note 7 of our annual audited financial statements included in our 2015 Annual Report. Similarly, the number of Performance Shares granted was determined using the average daily closing price of our shares on each of the 20 business days preceding the date of the award. The grant-date fair value of the Performance Shares of $5,201,428 reflected in the table was determined using the closing price of our shares on the date of grant, February 20, 2015. These shares vest ratably over a three-year period ending in 2017. The remaining amount of $7,875,004 represents the grant-date fair value of the shares Mr. Petrello received as a special equity bonus in connection with the Merger. See "—Compensation Discussion and Analysis—Long-Term Equity Incentives—2015 Special Bonus".

Mr. Petrello's amount for 2014 includes the grant of maximum TSR Shares eligible to vest in 2017 and the grant of Performance Shares based on 2013 performance. The number of TSR Shares and Performance Shares was calculated in the same manner as for 2015 and was discussed in our 2014 proxy statement. The grant-date fair value of TSR Share awards was $3,356,826, and the grant-date fair value of Performance Shares was $6,460,000.
48 2016 Proxy Statement

  The amount for 2013 includes a one-time grant of restricted shares valued at $15,000,000 received in connection with the restructuring of Mr. Petrello's employment agreement, as described in our 2014 proxy statement. These shares vest in three equal annual installments ending in 2016. The remaining amount for Mr. Petrello for 2013 reflects the grant of maximum TSR Shares eligible to vest in 2016 based upon the Company's relative share performance.

  For Mr. Restrepo, the amount for 2015 includes the grant of maximum TSR Shares eligible to vest in 2018, the grant of Performance Shares based on 2014 performance, and the equity portion of the special bonus Mr. Restrepo received in connection with the Merger. Pursuant to Mr. Restrepo's employment agreement, the number of TSR Shares granted was determined using the average daily closing price of our shares on each of the 20 business days prior to January 1, 2015. The grant-date fair value of the TSR Share awards of $937,756 was determined based on a Monte Carlo model, using the assumptions detailed in Note 7 of our annual audited financial statements included in our 2015 Annual Report. Similarly, the number of Performance Shares granted was determined using the average daily closing price of our shares on each of the 20 business days preceding the date of the award. The grant-date fair value of the Performance Shares of $724,483 reflected in the table was determined using the closing price of our shares on the date of grant, February 20, 2015. The remaining amount of $874,997 represents the grant-date fair value of the shares Mr. Restrepo received as a special equity bonus in connection with the Merger. See "—Compensation Discussion and Analysis—Long-Term Equity Incentives—2015 Special Bonus".

  Mr. Restrepo's amount for 2014 includes a one-time grant of restricted shares valued at $4,900,000 in connection with his initial hiring, which was necessary to incentivize Mr. Restrepo to leave his previous employer. The remaining amounts for Mr. Restrepo reflect the grant of maximum TSR Shares eligible to vest in 2016. Pursuant to Mr. Restrepo's employment agreement, the number of shares granted was determined using the average daily closing price of our shares on each of the 20 business days prior to January 1, 2014. The grant-date fair value of the TSR Share awards was determined based on a Monte Carlo model, using the assumptions detailed in Note 9 of our annual audited financial statements included in our 2014 Annual Report.

(4)
The annual performance bonuses of our named executive officers are governed by our Incentive Plan, as described above under "—Compensation Discussion and Analysis—Components of Executive Compensation—How We Determine the Annual Performance Bonus" and "—Compensation Discussion and Analysis—Other Executive Officers—Annual Performance Bonus."

(5)
The amounts in this column are attributable to above-market earnings in the Executive Plan. For 2015, above-market earnings represent the difference between the 6% interest rate earned under this plan and 3.99%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2013. Nonqualified deferred compensation activity for 2015 is detailed in the table under "2015 Nonqualified Deferred Compensation" below.

(6)
The amounts in the "All Other Compensation" column of this table consist of the following:

Name	Years	Insurance Benefits(a)	Club Membership	Imputed Life Insurance(b)	Automobile Allowance(c)	Other(d)	NQP Company Match	401(k) Company Match	Total
Anthony G. Petrello	2015	0	25,046	10,208	0	1,293,736	0	13,216	1,342,206
Chairman of the Board,	2014	0	20,215	7,420	0	1,393,617	0	10,400	1,431,652
President and CEO	2013	0	22,587	7,198	23,315	46,289,445	0	5,231	46,347,776
William J. Restrepo	2015	0	5,431	2,312	0	400,000	0	14,675	422,418
CFO	2014	0	0	1,131	0	0	0	0	1,131
Mark D. Andrews	2015	0	0	0	0	88,042	0	0	88,042
Corporate Secretary	2014	0	0	0	0	86,674	0	0	86,674
	2013	0	0	0	0	84,182	0	0	84,182

(a)
The economic benefit related to a split-dollar life insurance arrangement was $29,728 for Mr. Petrello for 2015. These amounts were reimbursed to the Company during 2015. The benefit as
2016 Proxy Statement 49

  projected on an actuarial basis was a loss of $202,806 before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002.

(b)
Represents value of life insurance premiums for coverage in excess of $50,000 for Messrs. Petrello and Restrepo.

(c)
In 2014, we eliminated Mr. Petrello's automobile allowance in line with perquisite reductions across the Company.

(d)
For 2015, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $93,736. For 2014, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $193,617. For 2013, the amount in this column for Mr. Petrello includes a one-time payment in the amount of $45,000,000, of which $27,000,000 was paid in our common shares, upon the termination of his previous employment agreement, as discussed in our 2014 proxy statement.

  The amount in this column for Mr. Restrepo in 2015 includes contributions to the Executive Plan of $400,000. The amount in this column for Mr. Andrews for each of 2015, 2014 and 2013 includes a housing allowance of $49,846, $48,000 and $48,000, respectively, as well as reimbursement of Bermuda payroll taxes, company matching contributions to a Bermuda pension plan, and reimbursement of Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

As noted above, Messrs. Petrello and Restrepo each received special bonuses as a result of the Merger, as contemplated under their employment agreements for extraordinary transactions. Because inclusion of those bonuses in the Summary Compensation Table, as required by the rules and regulations of the SEC, makes both a peer group comparison and a year-over-year comparison for these executives difficult, we are providing the following summary table that presents their compensation excluding those extraordinary, one-time payments for purposes of allowing a comparison based upon normalized compensation:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Anthony G. Petrello	2015	1,580,077	8,988,652	0	1,602,000	150,663	1,342,206	13,663,598
Chairman of the Board,	2014	1,750,000	9,816,826	0	1,664,250	131,975	1,431,652	14,794,703
President and CEO	2013	1,700,000	18,686,961	0	1,479,000	32,460	1,347,766	23,246,187
William J. Restrepo	2015	587,000	1,662,239	0	806,000	6,182	422,418	3,483,839
CFO	2014	525,000	6,053,128	0	618,250	0	1,131	7,197,509

(1)
For 2015, the amounts reflect the exclusion of the special bonus Messrs. Petrello and Restrepo received in connection with the Merger in the form of (a) for Mr. Petrello, shares valued at $7.9 million as of the grant date and $6.1 million in cash and (b) for Mr. Restrepo, shares valued at $0.9 million as of the grant-date and $1.0 million in cash.

(2)
For 2013, the amounts reflect the exclusion of incentives Mr. Petrello received in consideration for the termination of his old employment agreement, in the form of a one-time stock grant valued at $27.0 million, which vested immediately as of the grant date, and $18.0 million in cash. The amounts include a one-time award of restricted shares valued at $15.0 million and scheduled to vest through 2016 because it was intended to take the place of the annual long-term performance award contemplated under the new agreement, but for which no measurement criteria were in place for the preceding year.
50 2016 Proxy Statement

COMPARISON OF 2015 REALIZED PAY & REALIZABLE PAY TO REPORTED PAY

The calculation of total compensation as reported in the 2015 Summary Compensation Table ("SCT") is based upon the rules and regulations of the SEC and includes compensation in the form of long-term equity incentives subject to a vesting period and/or future performance, not current cash compensation. Such compensation may not be realized at all or for many years, and the value of such compensation, if or when realized, may differ significantly from the amounts shown in the SCT. For example, total compensation reported in the SCT ("reported pay") includes the value of restricted share awards, which are subject to a three-year vesting period and are based on the grant-date value of our common shares. These values are included in the calculation of total compensation even though such awards do not vest until the end of a three-year period utilizing various methodologies and, in the case of TSR Shares, minimum performance criteria based upon the Company's performance relative to the Performance Peer Group must be met before any shares can vest. See "—Compensation Discussion & Analysis—2015 Summary Compensation Table" and the accompanying footnotes for more information on how reported pay is calculated under the SEC's rules and regulations.

In 2013, 2014 and 2015, approximately 61%, 66% and 27%, respectively, of the CEO's compensation granted by the Compensation Committee and included as reported pay was in the form of long-term equity incentives. These incentives take two forms: those whose grant-date value is determined based on prior year's performance goals and vest over three years (Performance Shares) and those which do not vest until the expiration of a three-year period and, until such time, remain at risk of forfeiture depending on the Company's total shareholder return relative to its Performance Peer Group measured at the end of the applicable three-year period (TSR Shares). For example, in 2015, Mr. Petrello was awarded two-thirds of his maximum Performance Shares because he achieved two-thirds of his 2014 performance goals. Likewise, for the year ended 2015, one-half of Mr. Petrello's maximum TSR Shares vested because the TSR goal for the three-year period beginning January 1, 2013 was met at target. To supplement our SCT disclosure, the following table sets forth the "realized pay" and "realizable pay" of our CEO in the last three fiscal years.

Realized Pay

We calculate "realized pay" to include the following elements of compensation attributable to each year presented:

  •
  base salary, cash bonus and cash awards under the Incentive Plan (each as reported in the SCT);
  •
  the value of restricted share awards vested in the applicable year;
  •
  the value realized upon exercise of stock options; and
  •
  the value of all perquisites and other personal benefits, to the extent they were includible in the named executive officer's gross income or otherwise resulted in imputed income for tax purposes.

We calculate the realized pay value of our restricted share awards by multiplying (i) the total number of shares vested, including any shares withheld for tax purposes, by (ii) the closing share price of our common stock on the NYSE on the day preceding the vesting date.

The following table reflects the realized pay of our CEO for 2013, 2014 and 2015 compared to reported pay for the corresponding years.

Year	Salary	Bonus	Vested Restricted Share Awards(1)	Non-Equity Incentive Compensation Plan	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Realized Pay	Total Reported Pay(2)	% Difference
2015	1,580,077	6,125,000	7,551,861	1,602,000	150,663	1,342,206	18,351,807	27,663,602	(33.7)
2014	1,750,000	0	6,984,286	1,664,250	131,975	1,431,652	11,962,163	14,794,703	(19.1)
2013	1,700,000	0	27,000,003	1,479,000	32,460	19,347,766	49,559,229	68,246,187	(27.4)

(1)
Vested Restricted Share Awards are calculated using the value upon vesting in the applicable year.

(2)
Total Reported Pay reflects total compensation reported in the SCT pursuant to SEC rules.
2016 Proxy Statement 51

Realizable Pay

We calculate "realizable pay" to include the following elements of compensation attributable to each year presented:

  •
  base salary, cash bonus and cash awards under the Incentive Plan (each as reported in the SCT);
  •
  the value of long-term equity incentive awards granted in the applicable year that have vested or are expected to vest in the future (valued as of December 31, 2015; for 2014 and 2015, this includes TSR Awards expected to vest in 2017 and 2018 at target);
  •
  if stock options were granted in the applicable year, the intrinsic value of those options as of the end of the most recently completed fiscal year; and
  •
  the value of all perquisites and other personal benefits, to the extent they were includible in the named executive officer's gross income or otherwise resulted in imputed income for tax purposes.

We calculate realizable pay value with respect to our restricted share awards by multiplying (i) the total number of shares vested or expected to vest, including any shares withheld for tax purposes, by (ii) the closing price of our common shares on the NYSE on the date of valuation. No stock options were granted for the years 2013-2015.

The following table reflects the realizable pay of our CEO for 2013, 2014 and 2015 compared to reported pay for the corresponding years.

Year	Salary	Bonus	TSR Share Awards(1)	Performance Share Awards or Other Equity(2)	Non-Equity Incentive Compensation Plan	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Realizable Pay	Total Reported Pay	% Difference
2015	1,580,077	6,125,000	1,858,465	7,729,846	1,602,000	150,663	1,342,206	20,388,257	27,663,602	(26.3)
2014	1,750,000	0	1,341,193	3,011,970	1,664,250	131,975	1,431,652	9,331,040	14,794,703	(36.9)
2013	1,700,000	0	1,505,989	21,622,506	1,479,000	32,460	19,347,766	45,687,721	68,246,187	(33.0)

(1)
TSR Share Awards are calculated using the closing share price on December 31, 2015, of $8.51, assuming vesting at target level.

(2)
Performance Share Awards and Other Equity are calculated based on the closing share price on December 31, 2015. For 2015, amounts in this column include $4,455,870, representing the value of restricted shares granted as part of the special bonus in connection with the Merger. For 2013, amounts in this column represent shares granted in connection with the termination of the CEO's old employment agreement and negotiation of his new employment agreement. All other amounts in this column represent the value of Performance Shares awarded during the relevant year.
52 2016 Proxy Statement

CEO Comparison of Realized Pay & Realizable Pay to Reported Pay

The above tables reflect the significant disparity between reported pay and pay actually realized/realizable for the years indicated. In addition, our CEO's practice of holding stock options until maturity and selling shares infrequently has resulted in realized pay substantially different than reported pay for many years. Particularly in light of the recent significant industry downturn, this practice has resulted in significant losses to our CEO and strengthened even further the tie between executive pay and the Company's performance. For example, as reflected above in "Proxy Summary—Management Ownership", our CEO currently holds 7,634,090 shares with an acquisition date value of $204.3 million, granted over the past 25 years. Based on the closing price of our shares on the record date those shares are currently valued at $71.7 million, a greater than 35% loss in value.

In addition, our CEO held a total of 6,033,487 of stock options during the reporting period, 3,583,334 of which expired by December 31, 2015, as reflected in the table below. These expired stock options represent a total forfeited value of $80,300,259 based on the maximum share price attained during the applicable period post-vesting. Similarly, our CEO continues to hold 2,450,153 stock options, whose exercise prices and current values are shown in the table below. At the closing price of our shares on the record date, these stock options are worthless. Had our CEO exercised them at the maximum share price attained post-vesting, their value would have been $47,967,358. Our CEO may or may not exercise these stock options prior to expiration depending on a variety of factors. This table demonstrates the direct impact our CEO's practice of holding shares for long periods of time has on pay alignment to Company performance.

CEO Total Vested & Expired Stock Options

Grant Date	Number of Options	Exercise Price	Expiry Date	Value at Maximum	Value at Record Date
2/20/2003	950,000	$19.38	2/20/2013	$28,875,250	$0*
2/20/2004	950,000	$22.96	2/20/2014	$25,474,250	$0*
2/24/2005	350,000	$28.83	2/24/2015	$7,330,750	$0*
12/5/2005	1,333,334	$35.81	12/5/2015	$18,620,010	$0*
2/25/2009	1,698,427	$9.87	2/25/2019	$37,688,095	$0
9/30/2009	1,726	$20.90	9/30/2019	$19,262	$0
8/22/2011	750,000	$16.36	8/22/2021	$10,260,000	$0

	6,033,487			$128,267,617	$0

*
Forfeited upon expiration
2016 Proxy Statement 53

2015 GRANTS OF PLAN-BASED AWARDS

The table below shows each grant of restricted share awards or stock options made to a named executive officer under any plan during the year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of	All Other Option Awards Number of Securities Underlying	Exercise Or Base Price of Options	Grant-Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock(2) (#)	Options (#)	Awards ($/Share)	Awards ($)
Anthony G. Petrello	1/1/2015	N/A	N/A	N/A	109,913	218,386	436,772	N/A	N/A	N/A	$3,787,224
	2/20/2015	N/A	N/A	N/A	N/A	N/A	N/A	384,721	N/A	N/A	$5,201,428
	4/24/2015	N/A	N/A	N/A	N/A	N/A	N/A	523,604	N/A	N/A	$7,875,004
William J. Restrepo	1/1/15	N/A	N/A	N/A	27,038	54,077	108,153	N/A	N/A	N/A	$937,756
	2/20/2015	N/A	N/A	N/A	N/A	N/A	N/A	53,586	N/A	N/A	$724,483
	4/24/2015	N/A	N/A	N/A	N/A	N/A	N/A	58,178	N/A	N/A	$874,997
Mark D. Andrews	2/20/15	N/A	N/A	N/A	N/A	N/A	N/A	5,547	N/A	N/A	$75,000

(1)
Pursuant to Messrs. Petrello and Restrepo's employment agreements, these TSR Shares are eligible to vest in 2018 based upon the Company's relative share performance.

(2)
The Performance Shares earned by Messrs. Petrello and Restrepo in February 2015 pursuant to their respective employment agreements were based upon the achievement of certain objectives for the 2014 year. The shares earned by Messrs. Petrello and Restrepo in April 2015 were related to a special bonus. In February 2015 and April 2015, Mr. Petrello received 384,721 and 523,604 restricted shares, respectively. 153,888 shares, or 40%, of the February award were surrendered to satisfy the tax withholding on the restricted stock, with the remaining shares vesting in three (3) equal annual installments beginning on the first anniversary of the date of the award. In February 2015 and April 2015, Mr. Restrepo received 53,586 and 58,178 restricted shares, respectively, scheduled to vest ratably over a three-year period. In February 2015, Mr. Andrews received 5,547 restricted shares relating to 2014 performance, which are scheduled to vest ratably over a four-year period.

2015 OPTION EXERCISES AND SHARES VESTED

The following table shows stock options exercised by the named executive officers and restricted share awards vested during 2015.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony G. Petrello	0	0	265,448	7,551,861
William J. Restrepo	0	0	32,240	444,191
Mark D. Andrews	0	0	2,676	35,590

54 2016 Proxy Statement

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below shows unexercised options, restricted share awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2015. The amounts reflected as market value are based on the closing price of our common shares of $8.51 on December 31, 2015 as reported on the NYSE.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
Anthony G. Petrello(1)	1,698,427	0	$9.870	2/25/2019
	1,726	0	$20.900	9/30/2019
	750,000	0	$16.360	8/22/2021
					302,480	2,574,105	N/A	N/A
					241,540	2,055,505	N/A	N/A
					230,833	1,964,389	N/A	N/A
					523,604	4,455,870	N/A	N/A
					N/A	N/A	176,967	1,505,989
					N/A	N/A	157,602	1,341,193
					N/A	N/A	174,709	1,486,774
William J. Restrepo(2)					107,034	910,859	N/A	N/A
					53,586	456,017	N/A	N/A
					58,178	495,095	N/A	N/A
					N/A	N/A	40,173	341,872
					N/A	N/A	43,262	368,160
Mark D. Andrews(3)	3,397	0	$9.870	2/25/2019
	2,746	0	$9.180	3/10/2019
					561	4,774	N/A	N/A
					1,987	16,909	N/A	N/A
					2,557	21,760	N/A	N/A
					5,547	47,205	N/A	N/A

(1)
Mr. Petrello's restricted shares are scheduled to vest as follows: 76,943 shares vested on 2/20/16; 120,769 shares vested on 2/21/16; 302,480 shares vested on 3/7/16; 174,536 shares vested on 4/24/16; 76,945 shares vest on 2/20/17; 120,771 shares vest on 2/21/17; 174,534 shares vest on 4/24/17; 76,945 shares vest on 2/20/18; and 174,534 shares vest on 4/24/18. Based upon the Company's TSR performance relative to our Performance Peer Group for Performance Shares granted in 2014, the number of shares that would vest is at target, and for Performance Shares granted in 2015, the number of shares that would vest exceeds the threshold, but is less than target. These shares are not scheduled to vest until after the performance cycle ending 12/31/16 and 12/31/17, respectively. On 2/21/16, 176,967 shares of the TSR Shares granted in 2013 vested following a determination by the Compensation Committee. The remaining 176,966 shares were forfeited.

(2)
Mr. Restrepo's restricted shares are scheduled to vest as follows: 17,863 shares vested on 2/20/16; 19,393 shares vested on 4/24/16; 53,516 shares vest on 12/31/16; 17,861 shares vest on 2/20/17; 19,392 shares vest on 4/24/17; 53,518 shares vest on 12/31/17; 17,862 shares vest on 2/20/18; and 19,393 shares vest on 4/24/18. Based upon the Company's TSR performance relative to our Performance Peer Group for Performance Shares granted in 2014, the number of shares that would vest is at target, and for Performance Shares granted in 2015, the number of shares that would vest exceeds the threshold, but is less than target. These shares are not scheduled to vest until after the performance cycle ending 12/31/16 and 12/31/17, respectively.

(3)
Mr. Andrews' restricted shares are scheduled to vest as follows: 1,386 shares vested on 2/20/16; 1,845 shares vested on 2/21/16; 561 shares vested on 2/24/16; 1,387 shares vest on 2/20/17; 1,846 shares vest on 2/21/17; 1,387 shares vest on 2/20/18; 853 shares vest on 2/21/18; and 1,387 shares vest on 2/20/19.
2016 Proxy Statement 55

2015 NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

Our Deferred Compensation Plan allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and annual performance bonus and, through 2015, to receive Company matching contributions in excess of contributions allowed under our 401(k) Plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

Executive Plan

Under our Executive Plan, we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements, as applicable, or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at 6%. Messrs. Petrello and Restrepo have elected to participate in this fund, as have some of our other senior management. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined in the employment agreement), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant's account.

Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under these plans as of December 31, 2015.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawal/ Distribution ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Anthony G. Petrello	0	1,200,000	441,190	0	8,685,595
William J. Restrepo	0	400,000	18,220	0	418,220
Mark D. Andrews(5)	0	0	0	0	0

(1)
The amounts shown reflect contributions to the Deferred Compensation Plan.

(2)
The amounts shown reflect contributions to the Executive Plan. These amounts are included in the "All Other Compensation" column of the Summary Compensation Table above.

(3)
The amount shown reflects earnings in the Executive Plan. The portion of these amounts representing above-market earnings is reflected in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table above.

(4)
All amounts reflect balances in the Executive Plan. Mr. Andrews did not participate in either of our nonqualified deferred compensation plans in 2015.
56 2016 Proxy Statement

2015 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects potential payments to executive officers on December 31, 2015 for termination upon a change in control, termination without cause or constructive termination without cause (as defined in the respective employment agreement). The amounts shown assume the termination was effective on December 31, 2015. In addition to the amounts set forth below, in the event of death, disability or termination without cause, Messrs. Petrello and Restrepo would each have the right to a distribution of his account balance under the Executive Plan, as described above under "—Compensation Discussion and Analysis—Retirement Benefits".

Name	Cash Severance(1)	Bonus	Option Awards	Stock Awards(2)	Retirement and Savings Plan Contributions	Welfare Benefits and Out-placement	Tax Gross-ups	Total
Anthony G. Petrello	9,912,099	0	0	18,299,646	0	0	0	28,211,745
William J. Restrepo	3,823,712	0	0	3,468,944	0	0	0	7,292,656
Mark D. Andrews	0	0	0	0	0	0	0	0

(1)
Pursuant to their employment agreements, Mr. Petrello and Mr. Restrepo would each have the right to receive within 30 days of a termination without cause or constructive termination without cause, including in connection with a change of control, 2.99x the average sum of his base salary and annual cash bonus during the three fiscal years preceding the termination.

(2)
Pursuant to their employment agreements, in the event of a termination without cause or constructive termination without cause, including in connection with a change of control, TSR Shares previously granted would be deemed earned at target, and, for Mr. Petrello only, Performance Shares for the year of termination would be deemed earned at maximum levels. In addition, earned Performance Shares would immediately vest.

COMPANY PROPOSALS (ITEMS 3-4)

ITEM 3: APPROVAL OF COMPANY'S 2016 STOCK PLAN

We are proposing the Company's 2016 Stock Plan (the "2016 Stock Plan") for your approval at the meeting. The 2016 Stock Plan is attached to this Proxy Statement as Appendix A. The Board of Directors believes it to be in the best interest of the Company to adopt the 2016 Stock Plan to promote our long-term growth and profitability by aligning the interests of our key employees with those of other shareholders and providing additional incentives to increase the long-term performance of the Company. We are seeking your approval so that we may use the 2016 Stock Plan to grant equity-based incentive awards, as well as to enhance our ability to grant awards that qualify for the performance-based exception to the federal income tax deduction limits that otherwise apply to us under Section 162(m) of the Code.

The Company's 2013 Employee Stock Plan (the "2013 Plan"), currently the only vehicle through which equity awards may be made to the Company's employees, has only 317,353 shares available for award as of April 8, 2016, and approximately 700 employees currently participate in the 2013 Plan. The depletion of the 2013 Plan has occurred more rapidly than anticipated due to the prolonged depressed market price of the Company's shares as a result of the continuing industry downturn. Providing competitive compensation packages, including equity-based incentive awards to our employees, is critical to our ability to recruit and retain key employees. Further, as part of the performance-based long-term incentive compensation provided to our CEO and CFO under their employment agreements, the Company is required to grant certain amounts of restricted stock to them on an annual basis, with vesting dependent upon the achievement of specified performance goals. Other grants are made depending upon satisfaction of additional performance goals. The grants must be made pursuant to a shareholder-approved equity

2016 Proxy Statement 57

compensation plan of the Company. Because of the unanticipated depletion of the 2013 Plan, we are seeking approval of the 2016 Stock Plan.

The 2016 Stock Plan is intended to encourage the key employees of the Company and its subsidiaries and affiliates to own our common shares and to provide additional incentive to those employees whose contributions are essential to the growth and success of the Company's business. The 2016 Stock Plan is designed to strengthen the commitment of plan participants to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.

Our long-term goal is to limit the annual average dilution from our equity incentive plans to less than 3%. "Dilution" is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the average annual dilution was 0.38%, (0.79)% and (1.14)% (for 2013, 2014 and 2015, respectively).

The "burn rate" for the Company's active plans measures the number of shares under outstanding equity awards granted during the year (disregarding cancellations), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the burn rate was 1.67%, 0.68% and 1.30% (for 2013, 2014 and 2015, respectively). We believe that our three-year average burn rate is within the levels recommended by shareholder advisory groups for the Energy sector (Global Industry Classification Standard Code 10).

The "overhang rate" for the Company's active plans measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common shares outstanding. Over the past three years, the overhang rate was 8.11%, 5.38% and 2.61% (for 2013, 2014 and 2015, respectively). Our overhang rate, although generally within the levels recommended by shareholder advisory groups, has traditionally been high as the result of our senior executives' tendency to hold their stock through industry cycles rather than liquidating profits, thus aligning their interests with those of other shareholders. For example, in 2013, 2014 and 2015, 950,000, 950,000 and 1,683,334 stock options that Mr. Petrello received in 2003, 2004 and 2005, respectively, were forfeited upon their expiration. Rather than exercise them at the peak of our stock's performance in 2008, when he would have realized over $80 million in compensation, Mr. Petrello held them until their expiration. For that reason, we believe dilution is a better standard for evaluating our proposed plan. If this new 2016 Stock Plan is approved by the shareholders, our overhang rate would be 4.48%, based on the number of common shares outstanding as of April 8, 2016. This new plan would also result in a 2.36% increase in the "adjusted common shares outstanding," which is the sum of the total number of shares under all outstanding awards and authorized for future plan awards (i.e., the overhang amount), plus the total number of common shares outstanding.

Plan Description

The following is a brief description of the principal features of the 2016 Stock Plan. It does not purport to be complete and is qualified in its entirety by the full text of the 2016 Stock Plan, which is attached hereto as Appendix A.

General.    We have reserved for issuance under the 2016 Stock Plan a maximum of 8,000,000 common shares. If an award granted under the 2016 Stock Plan expires or is terminated, the common shares underlying the award will again be available under the 2016 Stock Plan. In addition, to the extent common shares are used to exercise any award (as described below) or to satisfy tax withholding obligations under the 2016 Stock Plan, an equal number of shares will remain available for issuance under the 2016 Stock Plan.

58 2016 Proxy Statement

No individual, including directors, may be granted awards under the 2016 Stock Plan in any calendar year covering more than 3,000,000 shares. No more than 8,000,000 shares may be issued in the form of incentive stock options. In the event of any change in the Company's capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the 2016 Stock Plan provides for appropriate adjustments in the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to awards.

Types of Awards.    The following awards may be granted under the 2016 Stock Plan:

  •
  stock options, including incentive stock options and non-qualified stock options;
  •
  restricted stock;
  •
  restricted stock units;
  •
  stock appreciation rights; and
  •
  stock bonuses.

These awards are described in more detail below.

Administration.    The 2016 Stock Plan will be administered by the Board of Directors or, in the discretion of the Board of Directors, a committee of the Board. The Board anticipates that the Compensation Committee will administer the 2016 Stock Plan. For convenience, the administrator of the 2016 Stock Plan will be referred to below as the Committee.

The Committee may, subject to the provisions of the 2016 Stock Plan, determine the persons to whom awards will be granted, the type of awards to be granted, the number of shares to be made subject to awards and the exercise price. The Committee may also condition the award on the attainment of certain goals, determine other terms and conditions that shall apply to awards, interpret the 2016 Stock Plan and prescribe, amend and rescind rules and regulations relating to the 2016 Stock Plan. The Committee may delegate to any of our employees (or a committee of employees) the authority to grant awards to our employees who are not our executive officers or directors. The terms and conditions of each award granted under the 2016 Stock Plan will be set forth in a written award agreement.

In the event that the Committee grants an award that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the Committee in its discretion may condition payment under the award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria as applied to an award recipient under the 2016 Stock Plan and/or a business unit of the Company or its subsidiaries or affiliates:

  (i)
  income before federal taxes and net interest expense;

  (ii)
  achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

  (iii)
  completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

  (iv)
  working capital, generally defined to include receivables;

  (v)
  inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

  (vi)
  earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory
2016 Proxy Statement 59

    compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives;

  (vii)
  earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, sales or market share, total shareholder return, economic value added;

  (viii)
  the growth in the value of an investment in the common shares assuming the reinvestment of dividends; or

  (ix)
  reduction in operating expenses.

Payments under such awards will be made, in the case of employees covered under Section 162(m) of the Code, solely on account of the attainment of such performance goals established in writing by the Committee not later than the date on which 25% of the period of service to which the award relates has elapsed (or if earlier, 90 days after the beginning of the period).

Eligibility.    Awards may be granted under the 2016 Stock Plan to employees, directors and consultants of the Company or its subsidiaries or affiliates, as selected by the Committee in its sole discretion.

Awards may be granted under the 2016 Stock Plan from time to time in substitution for awards held by employees, directors or service providers of other companies who are about to become employees of the Company or a subsidiary or affiliate as the result of a merger or consolidation or other corporate event involving the employing company, as the result of which it merges with or becomes a subsidiary or affiliate of the Company. The terms and conditions of the awards so granted may vary from the terms and conditions otherwise set forth in the 2016 Stock Plan as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

Terms and Conditions of Options.    Stock options granted under the 2016 Stock Plan may be either "incentive stock options," as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not such an incentive stock option). The exercise price of a stock option granted under the 2016 Stock Plan will be determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value of the common shares (determined generally as the closing price per common share of the Company on the date of grant). Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable option agreement. The Committee will also determine the maximum duration of the period in which the option may be exercised, which may not exceed ten years from the date of grant.

The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

  •
  in cash or cash equivalents,
  •
  by the surrender of previously acquired common shares that have been held by the participant for at least six months prior to the date of surrender, or
  •
  to the extent permitted by applicable law, through a "cashless exercise" procedure acceptable to the Committee.

Restricted Stock.    The 2016 Stock Plan provides for awards of common shares that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its

60 2016 Proxy Statement

discretion. Such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares). The restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock is conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

Restricted Stock Units.    The 2016 Stock Plan provides for awards of restricted stock units which, upon vesting, entitle the participant to receive an amount in cash or common shares (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the award. Vesting of all or a portion of a restricted stock unit award may be subject to terms and conditions established by the Committee. As with awards of restricted stock, the restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock unit is conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

Stock Appreciation Rights ("SARs").    The 2016 Stock Plan provides that the Committee, in its discretion, may award SARs, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be not less than the fair market value of a common share (as described above). The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes. SARs will be payable in cash, common shares or a combination of both, as determined in the Committee's discretion and set forth in the applicable award agreement.

Stock Bonuses.    The 2016 Stock Plan provides that the Committee, in its discretion, may award common shares to employees that are not subject to restrictions on transferability or otherwise, but only in lieu of salary or a cash bonus otherwise payable to the employee.

Change in Control.    The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercise restrictions on any outstanding award that is not yet fully vested and exercisable will lapse in part or in full.

Termination of Employment.    Unless otherwise determined by the Committee in an award agreement, upon a termination of a participant's employment or service other than for cause or resignation, a participant's vested options will expire upon the earlier of the option expiration date or the 90th day following the termination date. If a participant's employment or service is terminated for cause or resignation, all options, whether vested or unvested, will be forfeited and cancelled as of the termination date. In addition, if a participant's employment with the Company terminates, but the participant continues to serve as a member of the Board, such participant's options will expire upon the earlier of the option expiration date or the 90th day following the date the participant ceases to serve as a member of the Board.

Amendment and Termination.    The Board of Directors may modify or terminate the 2016 Stock Plan or any portion of the 2016 Stock Plan at any time, except that an amendment that requires shareholder approval in order for the 2016 Stock Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment shall be subject to approval of our shareholders if it materially increases the benefits

2016 Proxy Statement 61

accruing to participants under the 2016 Stock Plan, materially increases the number of shares that may be issued under the 2016 Stock Plan, or materially modifies the requirements for participation in the 2016 Stock Plan. Any amendment to the 2016 Stock Plan or an award agreement that accelerates the date on which an award is exercisable or payable or that reduces the exercise price of any outstanding option will also be subject to the approval of our shareholders. No awards may be granted under the 2016 Stock Plan after the day prior to the tenth anniversary of the date of its approval by the Company's shareholders, but awards granted prior to that time can continue after such time in accordance with their terms.

2016 Stock Plan Benefits.    The terms and number of options or other awards to be granted in the future under the 2016 Stock Plan (if approved) are to be determined in the discretion of the Compensation Committee. Because no such determinations have been made (other than as provided in the table below), the benefits or amounts that will be received by or allocated to the Company's executive officers, directors or other eligible employees cannot be determined at this time, although the Company intends to make awards to such groups under the 2016 Stock Plan (if approved) consistent with its existing compensation practices. During 2015, shares of restricted stock were granted under the 2013 Plan to the Company's named executive officers as set forth in the table captioned "2015 Grants of Plan-Based Awards". As a group, the Company's executive officers received 1,570,561 shares of restricted stock. Options were granted to all of the Company's other officers and employees as a group under the 2013 Plan to purchase 68,000 common shares at a weighted-average exercise price of $14.45 per share, and 1,869,472 shares of restricted stock were granted to all of the Company's other officers and employees as a group. The Company's non-employee directors were granted 90,000 shares of restricted stock as a group under the 2013 Plan for their service during 2015. As of April 8, 2016 the closing price on the NYSE of a common share was $9.39 per share.

2016 Stock Plan Benefits Table

Name & Position	Dollar Value ($)	Number of Units (#)
Anthony G. Petrello Chairman of the Board, President & CEO	7,000,000	1,083,591(1)
William J. Restrepo CFO	1,300,000	201,238(2)

(1)
Because Mr. Petrello achieved all of his 2015 performance criteria, the Compensation Committee approved a Performance Share award that vests over a three-year period, valued at 2x target, or $7 million. Accordingly, the Compensation Committee agreed to grant Mr. Petrello 1,083,591 shares, determined on February 19, 2016, based upon the average daily closing price of our shares on each of the preceding 20 business days.

(2)
Because Mr. Restrepo achieved all of his 2015 performance criteria, the Compensation Committee approved a Performance Share award for Mr. Restrepo that vests over a three-year period, valued at 2x target, or $1.3 million. Accordingly, the Compensation Committee agreed to grant Mr. Restrepo 201,238 shares, determined on February 19, 2016, based upon the average daily closing price of our shares on each of the preceding 20 business days.

Current Awards Outstanding

Set forth below is information regarding shares currently outstanding under the 2013 Plan, the 2003 Employee Stock Plan ("2003 Plan") and the 1999 Stock Option Plan for Non-Employee Directors ("1999 Plan"). The Company made its annual award grant to employees in March 2016, and those awards are included in the data below.

62 2016 Proxy Statement

Selected Data as of April 8, 2016:

	1999 Plan	2013 Plan		2003 Plan
Stock options outstanding	271,178	68,000		4,925,922
Weighted average exercise price	$14.48	$14.45		$12.36
Weighted average remaining contractual life	8.10 years	9.15 years		3.67 years
Restricted stock outstanding (unvested)	0	5,363,919		383,268
Shares remaining for grant	1,284,822	317,353	(1)	0

(1)
Any remaining shares under the 2013 Plan will be available for grant until June 4, 2023. We do not anticipate making any material grants between April 8, 2016 and June 7, 2016.

For additional information regarding share-based awards previously granted, please see Note 7 to the Company's consolidated financial statements in our 2015 Annual Report.

Securities Authorized For Issuance Under Equity Compensation Plans

The following tables provide information about our equity compensation plans (1999 Plan, 2003 Plan and 2013 Plan) as of December 31, 2015 and as of the record date, respectively:

As of December 31, 2015

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,058,523	$12.35	2,026,110
Equity compensation plans not approved by security holders	239,297	$15.19	1,316,703	(1)

Total	5,297,820		3,342,813

(1)
Includes shares listed above as available for grant under the 1999 Plan.

As of April 8, 2016

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,993,922	$12.39	317,353
Equity compensation plans not approved by security holders	271,178	$14.48	1,284,822	(1)

Total	5,265,100		1,602,175

(1)
Includes shares listed above as available for grant under the 1999 Plan.
2016 Proxy Statement 63

Certain Federal Income Tax Consequences of Options and Other Awards

The following is a brief summary of the current United States federal income tax consequences of awards under the 2016 Stock Plan to participants who are subject to United States tax. This summary is not intended to be complete and does not describe state, local or foreign tax consequences, or the effect of the alternative minimum tax, and is not intended to be tax guidance to participants in the 2016 Stock Plan.

Stock Options.    An optionee will generally not recognize taxable income upon receipt of a nonqualified stock option to purchase common shares. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the common shares over the exercise price. The tax basis of the common shares in the hands of the optionee will equal the exercise price paid for common shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the common shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the common shares will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the common shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will generally not recognize income upon the grant of an incentive stock option to purchase common shares and will generally not recognize income upon exercise of the option, provided that the optionee is an employee of Company at all times from the date of grant and exercises such options within 90 days of a termination of employment. If an optionee who has exercised an incentive stock option sells the common shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the common shares before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale in an amount equal to the difference between the sales price and the exercise price, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards.    The current United States federal income tax consequences of other awards authorized under the 2016 Stock Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) restricted stock units and performance awards are generally subject to ordinary income tax at the time of settlement, and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).    Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the other four most highly paid executive officers of publicly held companies. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing us the full federal tax deduction otherwise permitted for such compensation

64 2016 Proxy Statement

ITEM 4: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As described in detail under "Executive Compensation—Compensation Discussion and Analysis," we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives. To that end, we provide a program of cash and equity-based awards designed to reward executives for superior performance, as measured by both financial and nonfinancial factors. We use equity-based awards to align executives' interests with those of other shareholders.

Shareholders are invited to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules. Because Say-on-Pay votes do not reveal shareholders' specific concerns, following last year's vote, our Lead Director, other directors and certain members of management engaged in dialogue with several of our significant shareholders regarding the reasons for their vote. The principal concerns communicated to the Board and our responses were as follows:

Shareholder Concern	Company Response
Composition of Peer Group

•

Engaged in comprehensive review of peer groups with our new compensation consultant.

•

Eliminated exploration and production companies from our peer group.

•

Added more competitors to our peer group.

•

Added/retained large oilfield services companies with whom we compete for talent and enhanced disclosure in this Proxy Statement of the reasons for their inclusion.

•

Decreased median size (based on enterprise value) and CEO compensation of the companies in our peer groups.

•

Retained completion and production services companies in view of our sizable equity investment in C&J Energy Services Ltd. and its impact on our financial statements.

Rationale for Dual Peer Group Unclear	• Reverted to single peer group beginning in 2016.
Limited Transparency Regarding Performance Metrics For Prior Year

•

Provided more detailed disclosure on 2015 executive performance goals in this Proxy Statement, together with greater visibility to targets and thresholds.

•

Clarified link between performance goals and Company's long-term strategy in this Proxy Statement.

Messrs. Petrello and Restrepo's compensation is governed by the terms of their respective employment agreements. Each agreement sets a base salary, then subjects a significant portion of annual compensation—both short- and long-term incentives—to specific financial and operational objectives tied to our corporate strategy. Over 80% of Mr. Petrello's target compensation and 75% of Mr. Restrepo's target compensation is performance-based.

The Board believes that this compensation structure has created a direct alignment between Messrs. Petrello's and Restrepo's compensation and both the performance of the Company and long-term

2016 Proxy Statement 65

shareholder value creation. For example, Mr. Petrello's annual performance bonus for 2015 was tied directly to the short-term financial metric of the Company's 2015 adjusted EBITDA goals. The Company's 2015 adjusted EBITDA exceeded the threshold amount, but was only 91.5% of target performance. Accordingly, Mr. Petrello earned an annual performance bonus of 91.5% of the target amount, or $1.602 million, a 4% decrease from his corresponding bonus in 2014 based on the same performance metric. Mr. Restrepo's annual performance bonus for 2015 was tied directly to adjusted EBITDA (weighted at 70%) and SG&A (weighted at 30%). The Company's SG&A was $323.2 million, after deducting $9.3 million in unplanned severance costs and $6.3 million of SG&A resulting from the consolidation of the interest previously held by our partner in our Saudi Arabia joint venture. Accordingly, Mr. Restrepo earned an annual performance bonus of $806,000, comprised of $416,000 representing the adjusted EBITDA portion and $390,000 representing the SG&A portion. In addition, Messrs. Petrello and Restrepo each received a special bonus, as contemplated under their employment agreements for extraordinary transactions, as a result of the Merger. Those bonuses were in line with similar bonuses paid to C&J Energy executives at the time and approved overwhelmingly by C&J Energy shareholders. This value-creating transaction for the Completion & Production Services business was developed in direct response to shareholder feedback and as a result of the Board's comprehensive strategic review process aimed at unlocking long-term shareholder value and improving our core operational performance.

Messrs. Petrello's and Restrepo's Performance Share award for 2015, on the other hand, was tied to the achievement of strategic objectives designed to promote long-term growth, as more specifically detailed under "Executive Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity Incentives" above. The Compensation Committee chose these criteria to incentivize continued focus on our core businesses, strengthening of our financial position and enhancing our market position in what is widely viewed as our core market. More specifically, several criteria were aimed at optimizing the Company's organizational and financial structure following the divestiture of our non-core businesses and in light of the prolonged industry downturn. Messrs. Petrello's and Restrepo's Performance Share goals for 2015 were achieved at 200% of their respective targets. As a result, in February 2016, it was determined that Messrs. Petrello and Restrepo would be awarded Performance Share awards valued at 2x target, or $7 million and $1.3 million, respectively. Those shares are expected to be issued from the 2016 Stock Plan upon its approval. The Board believes that accomplishment of those long-term goals has already begun to translate into enhanced shareholder value.

For purposes of the Summary Compensation Table above under "Executive Compensation", the full grant date value of all equity granted during the applicable year is included, even if the realization of such value is subject to the attainment of performance goals. As discussed above under "Executive Compensation—Comparison of 2015 Realized Pay & Realizable Pay to Reported Pay", this reporting method can lead to the overstatement of actual compensation received. For example, $3.8 million (or 13.7%) of Mr. Petrello's reported compensation for 2015 remains subject to our three-year relative share performance. Similarly, $900,000 (or 16.7%) of Mr. Restrepo's reported compensation is subject to the same contingency. Although the maximum potential TSR Share award is reported, they receive that amount of equity in 2018 only if our shares perform in the top quintile of our Performance Peer Group over the three-year measurement period. By way of reference, the first tranche of TSR Shares (granted in 2013) vested at target. As of the end of 2015, the Company also ranked at the target level (8 or 9) with respect to the TSR Shares granted in 2014 (with a TSR of (41.733)%) and ranked below target with respect to the TSR Shares granted in 2015 (with a TSR of (28.352)%) relative to the Performance Peer Group. Those rankings at the end of the relevant measurement periods would result in vesting of 50% and 40% of the TSR Shares granted in 2014 and 2015, respectively.

The vote on this resolution is not intended to address any specific element of compensation, but to advise the Board (including the Compensation Committee) on shareholders' views of our overall executive compensation as described herein. While the vote on executive compensation is nonbinding, the Board and

66 2016 Proxy Statement

the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2016 Annual General Meeting of Shareholders pursuant to the SEC's compensation disclosure rules, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and narrative disclosure."

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board or the Compensation Committee. The Board has decided that the Company will hold an advisory Say-on-Pay vote each year in connection with its annual general meeting, until the next vote on the frequency of shareholder votes on the compensation of executives or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders. The next required advisory vote on the frequency of the Say-on-Pay vote will occur no later than 2017.

SHAREHOLDER PROPOSAL (ITEM 5)

ITEM 5: SHAREHOLDER PROPOSAL TO ADOPT A PROXY ACCESS BYE-LAW

The following shareholder proposal has been submitted to the Company for action by the New York City Employees' Retirement System, The New York City Fire Department Pension Fund, The New York City Teachers' Retirement System, the New York City Police Pension Fund, and the New York City Board of Education Retirement System, along with an additional co-sponsor, the beneficial owners of more than $2,000 in market value of the Company's stock, One Centre Street, 8th Floor North, New York, NY 10007-2341. Further information about the sponsors of this proposal will be provided upon request. The vote on this proposal is advisory and non-binding. Our Board recommends that you vote "Against" this Proposal. The text of the proposal follows:

RESOLVED:    Shareholders of Nabors Industries Ltd. (the "Company") ask the board of directors (the "Board") to take the steps necessary to adopt a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

(a) have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;

2016 Proxy Statement 67

(b) give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

(c) certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of each nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

We believe proxy access is a fundamental shareholder right that will make directors more accountable and enhance shareholder value. The case for greater accountability at Nabors is compelling: the Board has repeatedly awarded excessive CEO compensation despite poor performance and been unresponsive to shareholder concerns.

Significantly, this proposal received the majority of votes cast in 2012, 2013, 2014 and 2015. Rather than adopt the requested bylaw, the Board instead adopted a far more limited and restrictive proxy access "policy."

The proposed terms are similar to those in vacated SEC Rule 14a-11 ( https://www.sec.gov/rules/final/2010/33-9136.pdf). The SEC determined that those terms struck the proper balance of providing shareholders with a viable proxy access right while containing appropriate safeguards.

Similar bylaws have been adopted by more than 100 companies through December 2015.

We urge shareholders to vote FOR this proposal.

BOARD'S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 5

OUR BOARD RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.    The Board believes that this proposal is not in the best interest of shareholders and opposes it for the following reasons.

At the 2013 annual general meeting of shareholders, an identical proposal failed to garner shareholder support with only 46.7% of shareholders voting in favor of the proposal. Nevertheless, in response to that proposal and following extensive dialogue with one of the prior proponents of the proxy access proposal, the Governance and Nominating Committee adopted a revised "Policy Regarding Director Candidates Recommended by Shareholders" that provides for proxy access (as previously defined, our "Proxy Access Policy"), one of the first public companies to do so at the time, and committed to consider in 2017 reducing the share ownership threshold required to nominate a director. An identical shareholder proposal failed again at the 2014 annual general meeting of shareholders, but gained a majority of shareholder support at the 2015 annual general meeting of shareholders. In light of the results of the 2015 meeting, the Governance and Nominating Committee reviewed the ownership threshold earlier than originally planned, as further discussed below.

68 2016 Proxy Statement

While nearly ten percent of S&P 500® companies provide proxy access, we are one of only six companies in the Russell 3000® Index (0.2%) to provide any type of proxy access, the majority of which provide proxy access on the same basis as adopted by our Board. Our Proxy Access Policy, which is available on our website, provides that a single shareholder may nominate a single director candidate for inclusion in the Company's proxy materials if the shareholder has continuously owned 5% or more of the Company's outstanding common shares for at least three years commencing on or after June 3, 2014 and meets certain procedural requirements. Our policy requires continuous 5% ownership for three years and tracks the proposal in all respects, except for the threshold of share ownership required to obtain proxy access and the unlimited aggregation of shares permitted to reach the threshold. In its review, the Governance and Nominating Committee considered lowering the ownership threshold and allowing multiple shareholders to aggregate shares, both in the context of prevailing practices of other Russell 3000® companies and discussions with our shareholders. The Committee and the Board determined that the Company has a proxy access policy equivalent to proxy access provided by the majority of its peers included in the Russell 3000® index, or more specifically two-thirds of Russell 3000® companies with proxy access. Accordingly, the Governance and Nominating Committee concluded that the Company's existing Proxy Access Policy is appropriate.

The reason for the differences between S&P 500® and Russell 3000® companies seems clear—market capitalization. At the time of the Board's review in late 2015, the 46 companies in the S&P 500® with proxy access had an average market capitalization of $65.2 billion, with the two lowest at $8 billion and $4.6 billion. At a three-percent threshold, the average investment required for proxy access would be nearly $2 billion, with the two lowest at $240 million and $138 million. By definition, the market capitalization of Russell 3000® companies is significantly lower. The six companies with proxy access had an average market capitalization of $5.72 billion, with the lowest at $299 million. Comparing three-percent and five-percent thresholds, the average investment required for proxy access at these six Russell 3000® companies would be just over $170 million and $285 million, respectively, both below all but the lowest in the S&P 500®. At the Company's market capitalization on the record date of $2.64 billion, a three-percent threshold would require ownership of only $79.2 million to allow proxy access, whereas a five-percent threshold requires ownership of $132 million. The Company's current threshold of five percent still provides proxy access at a level below even the lowest in the S&P 500®.

It is worth noting that, in adopting the 5% ownership threshold in 2014, the Board balanced strong shareholder interest in proxy access with the transparency and accountability that comes from setting the threshold equivalent to the SEC's threshold for public disclosure of ownership. This threshold still provides to long-term shareholders the meaningful voice in director elections that the proponent advocates. The U.S. Chamber of Commerce supports this very company-specific approach saying, "we believe any company that chooses to formulate a proxy access bylaw should do so only after giving due regard to the individual composition and unique needs of its own shareholder base, and to tailor such a bylaw accordingly. We reject the 'one-size-fits-all' approach to corporate governance that the [proponent's] proposal embodies." In fact, the California State Teachers' Retirement System, one of the 2012 co-proponents, has commented that the Company's carefully-tailored policy provides "significant benefits to Nabors shareholders. After many productive conversations with Nabors—and particularly Messrs. Petrello and Yearwood—regarding proxy access and other issues, we commend the positive progress the company has made in strengthening its corporate governance principles on the issues of most interest to shareholders."

The Board also considered the fact that shareholders have other effective means of influencing the director nomination process. In fact, two of the seven directors nominated for election at the meeting were originally appointed at the suggestion of our then-largest shareholder. The Governance and Nominating Committee, which is comprised entirely of independent directors and has the responsibility to identify and nominate qualified director candidates to serve on our Board, has in place a procedure for individuals to recommend director candidates, which is described above under "Corporate Governance—Key

2016 Proxy Statement 69

Governance Topics—Shareholder Nominations and Proxy Access Policy." This procedure gives shareholders an opportunity to recommend director candidates to the Board and have their qualifications properly reviewed by the Governance and Nominating Committee without any minimum share ownership requirement. Notably, the proponents do not allege that any director candidate proposed by any shareholder has ever failed to receive due consideration. Rather, the Company has demonstrated its willingness to engage with shareholders regarding proposed director nominees.

Notwithstanding our existing policies on proxy access and shareholder nominations, the proponents continue to allege that the Board has been unresponsive to shareholder concerns. The arguments they make are stale, having already been addressed by the Board through the adoption and review of the Company's Proxy Access Policy. Far from being unresponsive, the Board has made significant progress in recent years to strengthen its corporate governance as well as compensation practices in direct response to shareholder concerns. The Board and management have not only engaged in extensive dialogue with several of our significant shareholders, but have taken a number of steps, including overhauling the Company's executive compensation structure and eliminating the staggered board, to directly respond to shareholder concerns. In response to shareholder concerns raised previously and in discussions with the Lead Director and others, the Board has adopted the following changes to our corporate governance practices during 2014 and 2015, in addition to our Proxy Access Policy:

  •
  Published the 2014 Corporate Sustainability Report in order to enhance existing disclosure on the Company's environmental, social and governance practices;
  •
  Appointed a new, independent director suggested by our then-largest shareholder, providing an additional element of independent oversight;
  •
  Adopted a bye-law amendment that has the effect of disregarding broker non-votes in determining the results of matters submitted to shareholders for approval;
  •
  Adopted a policy to separate the roles of Chairman of the Board and CEO following the tenure of our current Chairman and CEO, in accordance with shareholder requests;
  •
  Implemented a policy requiring public announcement of the Board's reasoning if any resignation tendered pursuant to our director resignation policy is not accepted;
  •
  Clarified in our governance guidelines that the Lead Director may add agenda items for Board meetings and that the Board includes gender and race in its diversity considerations for director nominees;
  •
  Increased the nonemployee directors' equity ownership threshold to 3x the annual cash retainer paid to directors, in line with benchmarks for other public companies; and
  •
  Transitioned to a fully declassified Board with annual election of directors, resulting—together with scheduled retirements—in a reduction in the average tenure of nonemployee directors to 2.3 years, compared to 10 years in 2011.

The Board believes that the proponents' concerns about shareholder nomination of directors are more than adequately addressed by the Company's current policies and that the Company's Proxy Access Policy is already in line with those of other companies with proxy access on the Russell 3000® index.

70 2016 Proxy Statement

ADDITIONAL INFORMATION

SHAREHOLDER MATTERS

Bermuda has exchange controls applicable to residents in respect of the Bermuda dollar. As an exempted company, the Company is considered to be nonresident for such controls; consequently, there are no Bermuda governmental restrictions on the Company's ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, there is no Bermuda income or withholding tax on dividends paid by the Company to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of our common shares (other than by shareholders resident in Bermuda).

2016 SHAREHOLDER PROPOSALS

Shareholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2017 annual general meeting of shareholders must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 29, 2016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Bye-laws, in order to be properly brought before the 2017 annual general meeting, a shareholder notice of the matter the shareholder wishes to present must be delivered to the Corporate Secretary in person or by courier at the address shown on the first page of this Proxy Statement or by mail at P.O. Box HM3349, Hamilton, HMPX Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year's meeting (provided, however, that if the 2016 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than March 9, 2017 and no later than April 8, 2017.

OTHER MATTERS

Other than the presentation of the annual audited financial statements for the Company's 2015 fiscal year, the Board knows of no other business to come before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

NABORS INDUSTRIES LTD.

Mark D. Andrews Corporate Secretary

Dated: April 28, 2016

2016 Proxy Statement 71

Appendix A

NABORS INDUSTRIES LTD.
2016 STOCK PLAN

Section 1. Purpose of Plan.

            The name of this plan is the Nabors Industries Ltd. 2016 Stock Plan (the "Plan"). The purpose of the Plan is to provide additional incentive to those officers, employees, directors and consultants of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses. The Plan is intended to permit awards that satisfy the requirements of section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

Section 2. Definitions.

            For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

                (a)       "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

                (b)       "Affiliate" means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

                (c)       "Award" means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus under the Plan.

                (d)       "Award Agreement" means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                (e)       "Board" means the Board of Directors of the Company.

                (f)        "Cause" means, unless otherwise provided in the Award Agreement: (i) the conviction of a Participant for a felony or other crime involving fraud and/or moral turpitude; (ii) dishonesty, willful misconduct or material neglect, which neglect causes material harm to the Company, of a Participant with respect to the Company or any of its Affiliates; (iii) any intentional act on the part of a Participant that causes material damage to the Company and/or its Affiliates' reputation; (iv) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or its Affiliates by a Participant; (v) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or its Affiliates by a Participant; (vi) the failure of a Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the Participant, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or

2016 Proxy Statement A-1

    (vii) the failure of a Participant to perform or observe any of the material terms or conditions of the Participant's employment other than by reason of illness, injury or incapacity, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

                (g)       "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

                (h)       "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                (i)        "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) "nonemployee directors" as defined in Rule 16b-3 issued under the Exchange Act, (ii) "outside directors" as defined in section 162(m) of the Code; and (iii) "independent directors" within the meaning of section 303A.02 of the NYSE Listed Company Manual; provided, however, with respect to powers to grant and establish terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, references to "Committee" shall mean the Board.

                (j)        "Common Shares" means the common shares, par value $0.001 per share, of the Company.

                (k)       "Company" means Nabors Industries Ltd., a Bermuda exempted company (or any successor corporation).

                (l)        "Consultant" means any individual, other than a Director or Employee, who renders consulting services to the Company or an Affiliate for compensation.

                (m)      "Director" means a member of the Board who is not an Employee or Consultant (other than in that individual's capacity as a Director).

                (n)       "Disability" means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following Termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability. Notwithstanding the foregoing, in the case of any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term "Disability" included and met the requirements of a "disability" within the meaning of Treasury regulation section 1.409A-3(i)(4), then the term "Disability" herein shall mean, but only with respect to the income so affected, (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than

A-2 2016 Proxy Statement

    12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company's accident and health plan.

                (o)       "Eligible Recipient" means an Employee, Director or Consultant.

                (p)       "Employee" means an employee of the Company or an Affiliate.

                (q)       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                (r)       "Exercise Price" means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                (s)       "Fair Market Value" of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

                (t)        "Freestanding SAR" means an SAR that is granted independently of any Options, as described Section 11 hereof.

                (u)       "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

                (v)       "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

                (w)      "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

                (x)       "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

                (y)       "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as "Optionee."

                (z)       "Performance Goal" shall mean goals or levels of performance based upon achievement of certain financial or operational criteria of the Company established by the Committee for each Plan year. The Performance Goals may be based upon one or more of the following performance criteria for the Company, or other performance period or any one or more

2016 Proxy Statement A-3

    of its divisions, business units, Subsidiaries or lines of business: income before federal taxes and net interest expense; achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover; completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company; working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement balance sheet, income statement or cash flow objectives; earnings per share; operating income; gross income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total shareholder return; economic value added; the growth in the value of an investment in the Common Shares assuming the reinvestment of dividends; or reduction in operating expenses. For any Plan year or other performance period, the Performance Goals may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

                (aa)     "Restricted Stock Unit" means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

                (bb)     "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

                (cc)     "Shares" means Common Shares and the common equity of any successor security.

                (dd)     "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

                (ee)     "Stock Bonus" means the right to receive a Share granted pursuant to Section 10 hereof.

                (ff)      "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                (gg)     "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                (hh)     "Ten Percent Owner" has the meaning set forth in Section 7(b).

                (ii)       "Termination" when used with respect to a Participant means that the employment or service relationship between the Participant and the Company and its Affiliates as an Employee, Director, and/or Consultant has, in the judgment of the Committee, ended.

A-4 2016 Proxy Statement

Section 3. Administration.

            (a)       The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

                (i)        to select those Eligible Recipients who shall be Participants;

                (ii)       to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus are to be granted hereunder to Participants;

                (iii)      to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;

                (iv)      to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

                (v)       to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

                (vi)      to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

                (vii)     to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

            (b)       All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

            (c)       The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Award relates if the period equals or exceeds one year (or if the period is shorter, 25% of such period of service), and once granted, the Administrator shall not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance based compensation within the meaning of section 162(m) of the Code, the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related

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to discontinued operations as defined in APB Opinion No. 30 or FAS No. 144, and (6) such other items as may be prescribed by section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

            (d)       Subject to section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an Employee, Employees or committee of Employees.

            (e)       If at any time (whether before or after Termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4. Shares Reserved for Issuance Under the Plan.

            (a)       There shall be reserved and available for issuance under the Plan 8,000,000 Common Shares, no more than 8,000,000 of which may be issued in the form of Incentive Stock Options.

            The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

            (b)       Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus are forfeited, (iii) payment for an Option upon exercise is made with Shares owned by the Optionee, (iv) Shares are withheld from payment of an Award in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, or (v) Shares are surrendered in payment of the exercise price or purchase price of an Award, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

            (c)       The aggregate number of Shares with respect to which Awards under this Plan (including Awards payable in cash but denominated in Common Shares, i.e., cash-settled Restricted Stock Units or SARs) may be granted to any individual Participant, including nonemployee directors, during any calendar year shall not exceed 3,000,000.

            (d)       Separate certificates or a book-entry registration representing Common Shares shall be delivered to a Participant pursuant to an Award contemplating delivery of Shares; provided, however, any Shares subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied

Section 5. Equitable Adjustments.

            In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of Common Shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of Shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock, and

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Restricted Stock Units granted under the Plan, and (iv) the limitation on awards to an individual Participant set forth in Section 4(c) in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced (but not below zero), in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

Section 6. Eligibility.

            The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.

Section 7. Options.

            (a)       General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

            (b)       Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a "Ten Percent Owner") of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

            (c)       Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

            (d)       Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

            (e)       Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full

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of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed cashless exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing. For example, the Administrator may permit an Optionee to pay all or a portion of the aggregate exercise price by withholding from the Shares issuable to the Optionee upon the exercise of the Option Shares with a Fair Market Value (determined as of the same day as the exercise of the Option) equal to all or a portion of the exercise price to be so paid.

            (f)        Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 15 hereof.

            (g)       Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to or for the benefit of members of his or her Immediate Family, (ii) by instrument to an inter vivos or testamentary trust, or (iii) for charitable purposes.

            (h)       Termination of Employment or Service. Except as otherwise provided in an Award Agreement, upon a Participant's Termination of employment or service with the Company or any Affiliate for any reason other than the Participant's resignation or Termination for Cause, all outstanding Options granted to such Participant that are vested on the date of Termination shall not expire until the earlier of the stated expiration date of the Options or 90 days following the date of Termination. Except as otherwise provided in an Award Agreement, upon a Participant's Termination of employment or service with the Company or any Affiliate for Cause or due to the Participant's resignation, all outstanding Options granted to such Participant shall expire and be forfeited on the date of such Termination (whether or not then vested or exercisable).

            (i)        Continued Service as a Director. Notwithstanding anything to the contrary in the Plan, for purposes of Section 7(h) above, in the event a Participant who is also a Director for the Company has a Termination of employment but continues to serve as a Director of the Company, such Participant's Option shall not expire 90 days following the date of Termination as is provided in Section 7(h) above, but instead shall continue in full force and effect until such Participant ceases to be a Director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement.

            (j)        Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

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Section 8. Restricted Stock.

            (a)       General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

            (b)       Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

            (c)       Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Such Award of Restricted Stock may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a stock certificate is issued, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

            (d)       Vesting/Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the "Vesting Period"), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. The Vesting Period shall be not less than three years, provided that the Vesting Period may be shorter (but not less than one year) if vesting of the Restricted Stock is conditioned upon the attainment of pre-established Performance Goals or other corporate or individual performance goals. However, in no event shall the Vesting Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 15 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

            (e)       Rights as a Shareholder. Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Vesting Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

            (f)        Termination of Employment. The rights of Participants granted an Award of Restricted Stock upon Termination of employment with the Company or any Subsidiary or Affiliate for any reason during the Vesting Period shall be set forth in the Award Agreement governing such Award.

2016 Proxy Statement A-9

Section 9. Restricted Stock Units

            (a)       Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of pre-established Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

            (b)       Benefit Upon Vesting. Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company's sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests. Notwithstanding the foregoing provisions of this Section 9, if a Restricted Stock Unit is to be settled in Common Shares, the Restricted Stock Unit shall vest not earlier than three years from the date of grant, provided that the Restricted Stock Unit may vest earlier (but not less than one year from the date of grant) if vesting of the Restricted Stock Unit is conditioned upon the attainment of pre-established Performance Goals or other corporate or individual performance goals.

            (c)       Termination of Employment. The rights of Participants granted a Restricted Stock Unit upon Termination of employment with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section 10. Stock Bonus Awards

            In the event that the Administrator grants a Stock Bonus, such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a share certificate for the Common Shares constituting such Stock Bonus is issued, such certificate shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant's salary or cash bonus equal to such Fair Market Value.

Section 11. Stock Appreciation Rights.

            (a)       Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of pre-established Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

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            (b)       Grant Price. The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

            (c)       Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

            (d)       Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

            (e)       SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

            (f)        Term of SARs. The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

            (g)       Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                  (i)  the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

                 (ii)  the number of Shares with respect to which the SAR is exercised.

            At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 12. Effect of Corporate Change.

            (a)       Board Action. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of a "corporate change" defined in paragraph (c) below) or upon Termination of employment or service under specified circumstances during a specified period following such a corporate change, the Board shall have the authority in its sole discretion without the consent or approval of any Participant, to take any one or more of the following actions with respect to the Awards on such terms and conditions as it may determine, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:

                (i)        the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and

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    all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

                (ii)       the Board may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Awards held by such Participants (irrespective of whether such Awards are then exercisable or vested under the provisions of the Plan) as of a date specified by the Board or the Committee, in which event the Board or the Committee shall thereupon cancel such Awards, and the Company shall pay (or cause to be paid) to each Participant with respect to his or her surrendered and cancelled Awards an amount in cash or other property equal to the Fair Market Value of the Shares covered by such Awards as of the date of such surrender and cancellation, reduced (but not below zero), in the case of Options, by the Exercise Price(s) thereof, and in the case of Stock Appreciation Rights, the grant price(s) thereof, or by any other applicable purchase price;

                (iii)      the Board may waive all restrictions and conditions of all Restricted Stock and Restricted Stock Unit then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the corporate change or such other date as may be determined by the Board;

                (iv)      the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer's stock; and

                (vi)      the Board may terminate the Plan and all outstanding unvested or unexercised Awards as of the date of the corporate change; and

                (v)       the Board may make such adjustments to Awards then outstanding as the Board deems appropriate to reflect such corporate change and to prevent the dilution or enlargement of rights (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Awards then outstanding), including without limitation, adjusting such an Award to provide that the number and class of shares of stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring entity, or a parent or subsidiary thereof, or other property (including, without limitation, cash) as determined by the Board in its sole discretion.

            (b)       Notwithstanding the above provisions of this Section 12, the Board shall not be required to take any action described in the preceding provisions of this Section 12, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 12 shall be final, binding and conclusive with respect to the Company and all other interested persons. Further, nothing in this Section 12 shall be interpreted to preclude the Administrator from taking any action permitted pursuant to Section 5 hereof with respect to a corporate change that also constitutes a Change in Capitalization.

            (c)       For purposes of this 12, the term "corporate change" shall mean (i) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of any entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) the individuals who, as of February 19, 2016, constitute members of the Board (the "Incumbent Board") cease for any reason to

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constitute at least a majority of the Board (provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of the office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group other than the Board).

Section 13. Amendment and Termination.

            (a)       The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, and (ii) any amendment shall be subject to approval of shareholders if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

            (b)       Notwithstanding anything to the contrary in the Plan or the Award Agreement, the Committee may amend the terms of any Award theretofore granted, prospectively or retrospectively, and may provide for accelerated vesting of an Award upon the occurrence of a change in control or such other event as the Committee shall determine, or upon a Participant's death, disability, or Termination of employment or service (other than Participant's retirement or Termination of employment or service by the Company or an Affiliate for Cause), but only to the extent that such acceleration of vesting would not cause the application of section 409A of the Code or create adverse tax consequences under section 409A. No Award that is intended to qualify as performance-based compensation under section 162(m) of the Code shall provide or allow for vesting other than as permitted by that section. Subject to Section 4 of the Plan, no amendment to any Award shall impair the rights of any Participant without his or her consent.

            (c)       Any amendment (including any decrease in the Exercise Price of any outstanding Option) shall be subject to the approval of the shareholders of the Company if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

Section 14. Unfunded Status of Plan.

            The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15. Withholding Taxes.

            (a)       Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant, in each case having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award. Notwithstanding the preceding provisions of this

2016 Proxy Statement A-13

Section 15(a), withholding taxes may be based on rates in excess of the minimum required tax withholding rates if (i) the Administrator (A) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Affiliate (other than immaterial administrative reporting or similar consequences) and (B) authorizes withholding at such greater rates and (ii) the holder of the Award consents to such withholding at such greater rates.

            (b)       If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section 16. General Provisions.

            (a)       Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

            (b)       All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

            (c)       Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

            (d)       No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

            (e)       If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected, but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

A-14 2016 Proxy Statement

            (f)        The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

            (g)       Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

            (h)       Section 409A.

                (i)        The Plan is intended to comply with the section 409A of the Code and the Treasury regulations promulgated thereunder, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts payable hereunder comply with, or are exempt from, section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the section 409A of the Code, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

                (ii)       For purposes of section 409A of the Code, each payment made under this Plan and the Award Agreement shall be designated as a "separate payment" within the meaning of section 409A of the Code.

                (iii)      In the event that the Termination of a Participant would affect the timing of the payment of any Award that provides for the "deferral of compensation" under section 409A of the Code and the Treasury regulations promulgated thereunder, unless otherwise provided in the Award Agreement, "Termination" shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture a "separation from service" within the meaning of Treasury regulation section 1.409A-1(h).

                (iv)      In the event any one or more amounts payable under any Award (whether in cash, Shares or otherwise) constitute a "deferral of compensation" and become payable on account of the "separation from service" (within the meaning of Treasury regulation section 1.409A-1(h)) of a Participant who as of the date such separation from service is a "specified employee" (as defined in Treasury regulation section 1.409A-1(i)), such amounts shall not be paid to the Participant (or his or her beneficiary, if applicable) before the earlier of (i) the first day of the seventh calendar month beginning after the date of the Participant's separation from service or (ii) the date of the Participant's death following such separation from service. Where there is more than one such amount, each shall be considered a separate payment and all such amounts that would otherwise be payable prior to the date specified in the preceding sentence shall be accumulated (without interest) and paid together on the date specified in the preceding sentence. The purpose of this Section 16(h)(v) is to comply with Treasury regulation section 1.409A-3(i)(2), and its provisions, including the quoted terms, shall be interpreted and administered in accordance with the applicable Treasury regulations.

2016 Proxy Statement A-15

Section 17. Shareholder Approval; Effective Date of Plan.

            The Plan shall be effective as of the date of its approval by the Company's shareholders.

Section 18. Term of Plan.

            No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Company's shareholders, but Awards theretofore granted may extend beyond that date.

A-16 2016 Proxy Statement

NABORS

Crown House
Second Floor
4 Par-la-Ville Road
Hamilton, Bermuda HM 08

www.nabors.com

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by internet or telephone must be received by 11:59 p.m., EDT, on June 6, 2016.

Vote by Internet

• Go to www.envisionreports.com/NBR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

1. Election of Directors:	For	Withheld		For	Withheld		For	Against	Abstain

01 - James R. Crane	☐	☐	05 - Dag Skattum	☐	☐	2. Appointment of PricewaterhouseCoopers LLP as independent auditor and authorization of the Audit Committee of the Board of Directors to set the independent auditor’s remuneration.	☐	☐	☐

02 - John P. Kotts	☐	☐	06 - Howard Wolf	☐	☐

03 - Michael C. Linn	☐	☐	07 - John Yearwood	☐	☐

04 - Anthony G. Petrello	☐	☐	For, except vote withheld from the following nominee(s):

	For	Against	Abstain		For	Against	Abstain

3. Proposal to approve the Company’s 2016 Stock Plan.	☐	☐	☐	4. Advisory vote regarding the compensation paid to the Company’s named executive officers.	☐	☐	☐

Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5.

	For	Against	Abstain

5. Shareholder proposal regarding proxy access.	☐	☐	☐

Nonvoting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

1 U P X
02COTB

1.               ELECTION OF DIRECTORS: Election of SEVEN directors to serve until the 2017 annual general meeting of shareholders, or until their respective successors are elected and qualified.

Nominees: James R. Crane, John P. Kotts, Michael C. Linn, Anthony G. Petrello, Dag Skattum, Howard Wolf and John Yearwood

2.               APPOINTMENT OF  INDEPENDENT AUDITOR AND AUTHORIZATION OF  AUDIT  COMMITTEE TO  SET  THE  INDEPENDENT AUDITOR’S REMUNERATION: Appointment of PricewaterhouseCoopers LLP as independent auditor and authorization of the Audit Committee of the Board of Directors to set the independent auditor’s remuneration.

3.               Proposal to approve the Company’s 2016 Stock Plan.

4.               Advisory vote regarding the compensation paid to the Company’s named executive officers.

5.               SHAREHOLDER PROPOSAL: Shareholder proposal regarding proxy access.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — NABORS INDUSTRIES LTD.

This Proxy is Solicited on Behalf of the Board of Directors

The person signing on the reverse by this proxy appoints Anthony G. Petrello and Mark D. Andrews, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all common shares of Nabors Industries Ltd. held of record by the undersigned at the close of business on April 8, 2016 at Nabors’ annual general meeting of shareholders to be held on June 7, 2016 and at any adjournments or postponements thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOX, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE ABOVE-NAMED DIRECTORS, FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR AND AUTHORIZATION OF AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S RENUMERATION, FOR APPROVAL OF THE COMPANY’S 2016 STOCK PLAN, FOR THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION, AND AGAINST THE ONE SHAREHOLDER PROPOSAL, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting (including a motion to adjourn the meeting) and at any adjournment of the meeting.

SEE REVERSE SIDE

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please mark the proxy, sign exactly as your name appears below, and return it promptly in the enclosed, addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD